EXHIBIT 10.6.1

CONFIDENTIAL TREATMENT REQUESTED – EDITED COPY

UNTIL EXECUTED AND DELIVERED BY THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES THIS DOCUMENT HAS NO LEGAL EFFECT FOR ANY PURPOSE.

AGREEMENT

This Agreement is entered into as of June 1, 2000 (this “Agreement”) among Samsung Electronics Co., Ltd. (“SEC”) and Samsung Semiconductor, Inc. (“SSI,” and together with SEC, “Samsung”) and Staktek Corporation (“Staktek”) to provide the terms and conditions pursuant to which Samsung will obtain rights to practice Staktek technology and use Staktek intellectual property, pursue an investment in Staktek, and Staktek and Samsung will expand their commercial relationship.

In consideration of the premises and the covenants herein contained, and subject to the conditions herein set forth, the parties agree as follows:

1.    Equity Purchase:

Subject to and on the terms and conditions set forth herein, SEC shall make an irrevocable offer (the “Samsung Tender Offer”) to purchase from the holders of shares of Staktek’s common stock (the “Staktek Shares”) and the holders of vested options to purchase Staktek Shares (collectively, the “Offerees”), up to an aggregate of the lesser (x) of 176,939 Staktek Shares or (y) 9.99% of the number of Staktek Shares outstanding as of the date of the Closing (as hereinafter defined) (the lesser of such amounts being referred to as the “Maximum Amount”). For purposes of clause (y) above, the number of Staktek Shares outstanding as of the date of Closing shall be determined after giving effect to the exercise on such date of any options to purchase Staktek Shares duly tendered for purchase pursuant to the Samsung Tender Offer. The purchase price (the “Purchase Price”) for Staktek Shares purchased pursuant to the Samsung Tender Offer shall be U.S. $101.73 per share. The Samsung Tender Offer shall be made in accordance and shall comply with all applicable requirements of law, and shall expire at 5:00 p.m., Austin, Texas time, on July 18, 2000. Upon satisfaction of the conditions to Closing set forth in Section 17 and confirmation by SEC and Staktek of the validity of tenders by Offerees of Staktek Shares for purchase as specified by this Agreement and by the Tender Offer Documents (defined below), at the Closing, SEC shall purchase, pursuant to the Samsung Tender Offer, the lesser of all Staktek Shares duly tendered for purchase or the Maximum Amount of Staktek Shares.

# # # Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested is omitted and is noted with “***.” A complete, unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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In the event that more than the Maximum Amount of Staktek Shares are duly tendered for purchase pursuant to the Samsung Tender Offer, the number of Staktek Shares purchased from each Offeree who has duly tendered Staktek Shares for purchase shall be determined as follows: (a) first, SEC shall purchase from each such Offeree the lesser of (i) the number of Staktek Shares duly tendered for purchase by such Offeree or (ii) 9.35% of the sum of (A) the number of Staktek Shares owned by such Offeree as of the close of business on June 5, 2000 (the “Record Date”) plus (B) the number of Staktek Shares purchasable upon the exercise of vested options to purchase Staktek Shares held by such Offeree as of the Record Date and (b) second, SEC shall purchase from each such Offeree such Offeree’s pro rata portion of the remainder of the Staktek Shares to be purchased in the Samsung Tender Offer after the purchases made pursuant to clause (a) above, which, for each such Offeree, shall equal the product of (i) the remainder of the Staktek Shares to be purchased in the Samsung Tender Offer after the purchase made pursuant to clause (a) above and (ii) a fraction, the numerator of which is the number of Staktek shares duly tendered by such Offeree for purchase in the Samsung Tender Offer not purchased pursuant to clause (a) above and the denominator of which is the number of Staktek Shares duly tendered by all Offerees for purchase in the Samsung Tender Offer not purchased pursuant to clause (a) above. SEC shall not be obligated to purchase fractional shares in the Samsung Tender Offer, and any fractional share resulting from any allocation hereunder shall be rounded down to the nearest whole share. The parties agree that any holder of vested options to purchase Staktek Shares may tender for purchase in the Samsung Tender Offer up to the full number of Staktek Shares issuable upon the exercise of such options, with the actual exercise thereof being subject to the purchase of such Staktek Shares by SEC at the Closing pursuant to the Samsung Tender Offer. In this regard, Staktek and SEC shall work together to agree upon mutually acceptable procedures for the conditional exercise of vested options to purchase Staktek Shares at the Closing, including the deduction of the exercise price therefor from the payment of the Purchase Price for the related Staktek Shares at the Closing, and such procedures shall be set forth and described in the Tender Offer Documents.

(a)    SEC and Staktek shall cooperate to prepare appropriate documentation related to the Samsung Tender Offer (“Tender Offer Documents”), including the following:

(i) An offer letter from SEC to persons identified by Staktek as being, as of the Record Date, existing holders of Staktek Shares and vested options to acquire Staktek Shares, which offer letter shall comply with all applicable requirements of law, shall contain such information as SEC may deem appropriate and shall be acceptable in form and substance to Staktek (which acceptance shall not be unreasonably withheld).

(ii) A Confidential Information Memorandum issued by Staktek containing information regarding the Samsung Tender Offer (including tax consequences to the Offerees) and such information about Staktek as Staktek may deem appropriate, which shall comply with all applicable requirements of law and shall be acceptable in form and substance to SEC (which acceptance shall not be unreasonably withheld).

(iii) Instructions to Offerees consistent with this Agreement and reasonably acceptable in form and substance to Staktek and SEC.

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(iv) Forms of acceptance and representation letters (the “Acceptance Letters”) from the Offerees containing, among other terms reasonably agreed to by SEC and Staktek, the following:

(A) an acceptance of the Samsung Tender Offer and the terms and conditions thereof, specifying the number of shares being tendered for purchase;

(B) a representation that the shares tendered by such Offeree for purchase are duly authorized, validly issued, fully-paid and non-assessable and are being sold to SEC free and clear of any liens, security interests or other adverse claims or agreements (other than the Second Amended and Restated Shareholders Agreement (the “Current Voting Agreement”), dated November 14, 1991, between Staktek and its shareholders);

(C) a representation that such Offeree has not relied in any manner on any information, representations, warranties, covenants or other agreements of SEC, other than the Samsung Information (as defined below); and

(D) an acknowledgment by such Offeree that the information regarding Staktek provided to such Offeree in connection with the Samsung Tender Offer was provided by Staktek and was not verified by SEC and that SEC has no liability or responsibility to such Offeree for the accuracy or inaccuracy thereof.

(b) Each party shall take all actions reasonably requested by the other to ensure that the Samsung Tender Offer complies with all applicable requirements of law. If, at any time, Staktek discovers that any information included in the Confidential Information Memorandum or any other information regarding Staktek provided by Staktek to Samsung for inclusion in the Tender Offer Documents (the “Staktek Information”) contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, Staktek shall immediately notify SEC of the details thereof and shall assist and cooperate with SEC in the preparation of such supplements to or modifications of the Tender Offer Documents as SEC shall reasonably request so that the Staktek Information included in the Tender Offer Documents, as so supplemented or modified, does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If, at any time, SEC discovers that any information other than the Staktek Information included in the Tender Offer Documents (the “Samsung Information”) contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, SEC shall immediately notify Staktek of the details thereof and shall assist and cooperate with Staktek in the preparation of such supplements to or modifications of the Tender Offer Documents as Staktek shall reasonably request so that the Samsung Information included in the Tender Offer Documents, as so supplemented or modified, does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(c) Notwithstanding anything to the contrary contained herein, SEC shall not be obligated to purchase any Staktek Shares evidenced by a certificate containing any legends other than those (i) restricting transfer except in compliance with applicable securities laws, (ii) referring to the Current Voting Agreement, (iii) purporting to deny preemptive rights to shareholders of Staktek generally, or (iv) referring to transfer or other restrictions or obligations that have lapsed, provided that in the case of clause (iv) above, Staktek has provided evidence reasonably satisfactory to SEC of such lapse.

(d) The Staktek Shares acquired by SEC pursuant to the Samsung Tender Offer (“Purchased Shares”) will be issued and held in the name of the Secretary of Staktek, as trustee under a Voting Trust Agreement substantially in the form of Exhibit A hereto. Staktek shall cause the trustee under the Voting Trust Agreement to issue to SEC at the Closing a voting trust certificate (the “Voting Trust Certificate”) evidencing the Purchased Shares.

(e) The Tender Offer Documents shall be mailed to the Offerees by Chase Bank of Texas, N.A., as tender agent, based upon names and addresses furnished by Staktek. Staktek covenants and agrees that the names and addresses of the Offerees provided by Staktek to the Tender Agent to enable it to mail the Tender Offer Documents to the Offerees will constitute a true, complete and accurate list of all holders of Staktek Shares or vested options to purchase Staktek Shares as of the Record Date and their respective addresses. The Tender Offer Documents shall require that each Offeree who desires to sell Staktek Shares to SEC pursuant to the Samsung Tender Offer tender the requisite documentation (including Acceptance Letter, form W-9, and share certificate or affidavit of loss) to the Tender Agent prior to the expiration of the Samsung Tender Offer. In reliance upon the representations, warranties and indemnifications made by Staktek to SEC hereunder, SEC shall defer to Staktek as to the identity and holdings of Staktek Shares and vested options to purchase Staktek Shares of each Offeree and the acceptability of any affidavit of and surety with respect to lost certificates tendered by an Offeree (each, a “Lost Certificate Affidavit”).

(f) SEC acknowledges and agrees that it shall be deemed not to obtain by assignment (and hereby waives for itself and its assigns) any contractual registration, preemptive or other special rights held by the Offerees (but not any such rights arising as a matter of law) with respect to the Purchased Shares immediately prior to the Closing. SEC may sell or otherwise transfer the Purchased Shares or the related Voting Trust Certificates only in compliance with the following terms, and the Purchased Shares and related Voting Trust Certificates shall bear corresponding legends:

(i) SEC may not sell or transfer any Purchased Shares or related Voting Trust Certificates except in a transaction which is exempt from the registration requirements under the Securities Act of 1933 and any applicable state securities laws or pursuant to an effective registration statement meeting the requirements of such act and laws. SEC shall not sell or transfer the Purchased Shares or the related Voting Trust Certificates in any transaction or series of transactions to more than ten persons or entities in the aggregate without the prior written consent of Staktek, which consent shall not be withheld, unless the transfer or sale would result in a requirement that Staktek register its securities under Section 12 of the Securities Exchange Act of 1934.

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(ii) As long as the Voting Trust Agreement is in effect, SEC may not sell or otherwise transfer any Purchased Shares to any “direct competitor” of Staktek (defined to be a company whose principal business is Stacking Plastic DRAMS or selling Plastic DRAM Stacks) or to a subsidiary or affiliate of SEC. Any transfer to any such person while the Voting Trust Agreement is in effect must be of Voting Trust Certificates only, and the transferee must agree in writing to be bound by the terms of the Voting Trust Agreement. Any Purchased Shares transferred by SEC to another person shall remain subject to the Current Voting Agreement.

(iii) SEC may not sell or otherwise transfer any Purchased Shares or related Voting Trust Certificates unless the transferee agrees in writing with Staktek to be bound by the terms of this Section l(f).

(iv) So long as SEC owns its stock in Staktek, SEC waives its right to bring a derivative action as a shareholder in Staktek so long as neither Staktek, its successors or assigns sues SEC, SSI or any of their subsidiary or affiliate companies. If Staktek, its successors or assigns, sues SEC, SSI or any of their subsidiary or affiliate companies, this waiver automatically terminates.

(g) SEC and Staktek shall appoint Chase Bank of Texas, N.A. as tender agent (“Tender Agent”) pursuant to an agreement substantially in the form of Exhibit B hereto, subject to such changes as may be reasonably required by the Tender Agent. The fees and expenses of the Tender Agent shall be paid by Samsung, except that Staktek shall pay the postage cost of the mailing of the Tender Offer Documents.

(h) SEC represents that it is acquiring the Purchased Shares solely for the purpose of investment as a purely passive investor and has no intention of influencing the business decisions of Staktek or participating in the management of Staktek. SEC agrees that none of SEC, its subsidiaries or affiliates shall acquire any additional stock in Staktek if that would increase their collective ownership to ten percent (10%) or more of the outstanding stock (measured without regard to options, warrants, or convertible instruments) of Staktek.

(i) As long as SEC owns any Purchased Shares or Voting Trust Certificates, Staktek shall deliver to SEC:

(i) as soon as practicable, but in any event within 120 days after the end of each fiscal year of Staktek, an income statement for such fiscal year, a balance sheet of Staktek and statement of stockholder’s equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by Staktek;

(ii) as soon as practicable, but in any event within 60 days after the end of each quarter of each fiscal year of Staktek, unaudited financial statements (including income statements, balance sheets and cash flow statements) and management commentary as of the end of such fiscal quarter in accordance with GAAP; and

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(iii) at the same time as sent to any other shareholder of Staktek, any information or reports sent by Staktek to its shareholders generally.

SEC and any other owner of Purchased Shares or Voting Trust Certificates may assign its rights under this paragraph to any purchaser of the Purchased Shares or Voting Trust Certificates.

(j) At the request of SEC, Staktek promptly shall provide to any prospective purchaser of the Purchased Shares identified by SEC to Staktek, the information described in Rule 144A(d) (4) promulgated by the Securities and Exchange Commission. SEC and any other owner of Purchased Shares or Voting Trust Certificates may assign its rights under this paragraph to any purchaser of the Purchased Shares or Voting Trust Certificates.

(k) Each of Samsung and Staktek agrees for all legal and regulatory purposes, whether in the U.S. or Korea, including federal, state and local tax purposes, that it and agents acting on its behalf will treat the purchase of Staktek Shares pursuant to Paragraph 1 hereof as a purchase of Staktek Shares for the full consideration paid by SEC to the Offerees.

2. Technology License: Explicitly subject to and effective upon satisfaction of the conditions to Closing in Section 17 of this Agreement, Staktek hereby grants a non-exclusive, non-sublicenseable, non-transferable license1 to Samsung to use Staktek’s technology (the “Staktek Technology” or “Licensed Technology”2) and any improvements or modifications to make, have made, use or sell vertically stacked, one above the other, monolithic DRAM individually encapsulated in leaded plastic packages. Monolithic DRAM individually encapsulated in leaded plastic packages shall be referred to as “Plastic DRAM,” which term shall include, by way of example and not limitation, EDO; Synchronous, Single Data Rate; Synchronous, Double Data Rate. Plastic DRAM does not include RAMBUS DRAM (“RDRAM”) and nothing in this Agreement applies to or limits any party’s rights regarding RAMBUS technology, RDRAMs or DIMMS made with RDRAMs. For purposes of this Agreement, “Stacking” only refers to the vertical placement of two or more Plastic DRAMs, one above the another, whether touching or separated by space or separated or joined by adhesive, connectors or heat conductive material so long as the constituent Plastic DRAMs are structurally aggregated into a single unit having a total memory capacity approximately equal to the total memory capacity of the individual Plastic DRAMs in the Stack. “Stacking” does not include interposing between Plastic DRAMs, a printed circuit board large enough to carry more than one Plastic DRAM on a side. For purposes of this Agreement, “Stack” or “Stacked Plastic DRAM” only refers to the vertical stacking of two or more individually encapsulated Plastic DRAM. “Stacked Product” refers to either the “Stack” or “Stacked Plastic DRAM” or a DRAM memory module that incorporates “Stacks” or “Stacked Plastic DRAM.” The license, unless extended as provided herein, is for five years from the effective date of the license as follows:

1 Provided, however, Samsung is licensed to have a sub-contractor practice the Licensed Technology for the purpose of stacking Plastic DRAM manufactured by Samsung for sale as Plastic DRAM Stacks for sale under its own name or as modules populated with multiple Plastic DRAM Stacks sold under any name. Royalty will be due on all such manufactured Plastic DRAM Stacks whether to be sold as individual Stacks under the Samsung name or on modules to be sold under Samsung or other name. this license is sub-licensable to Samsung affiliates or subsidiaries and transferable to a company that later acquires Samsung’s DRAM Stacking business.

2 To include all trade secrets, proprietary information, patents, patent applications, copyrights, and other intellectual properties of Staktek directed toward Stacking acquired before or during the term of the license.

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a. For each Stack of Plastic DRAM manufactured by or for Samsung or by or for any of its subsidiaries or affiliates or subcontractors, Samsung shall pay Staktek a *** royalty for each Stack of Plastic DRAMs; provided, however, only one royalty payment shall be made for each individual Stack.3 Royalties shall be paid as specified (*** ($*** (US) per unit)) and paid within sixty (60) days of the end of the quarter during which the units were shipped to any customer whether to distributors, affiliates, subsidiaries or other OEM or end user customer. No royalty shall be due for replacement or repair units so long as Staktek receives the relevant “Replacement Documentation” as specified and defined in Section 2n. Up to ninety (90) days, late payment is not a breach of this agreement so long as payment is made with interest at the lower of *** percent simple interest per annum or the highest legal rate computed from the first day a payment is past due up to the date of payment.

b. $*** dollars (US) of royalty prepaid and available for credit against future production of Plastic DRAM Stacks by Samsung. This prepaid royalty once paid to Staktek pursuant to this Agreement is not reimbursable to Samsung.

c. Staktek shall assist in setting up a production line for Samsung or a subcontractor designated by Samsung in a timely manner. Samsung shall reimburse Staktek for reasonable amounts for employee time and reasonable out-of-pocket expenses incurred in this project of line set-up at Samsung’s or subcontractor’s request but not any other fees or expenses.4 Samsung or its subcontractor will make only reasonable demands upon the labor pool of Staktek and Staktek shall be the final authority on what personnel participate in the set up of the production line. Staktek or Samsung may request to visit Samsung or Staktek or subcontractor production lines without cost, fees or expenses to the host, which request shall not be unreasonably denied. The production line is projected to be set up by 240 days from the date all conditions of paragraph 17 are satisfied, but shall be set up no later than 240 days from that date. For each complete month after 240 days passes before the line is set up, the portion of the prepaid royalty that is available for credit against future production (Section 2b above) shall be reduced by $*** dollars. Any penalty or breach will be waived if the parties agree the delay is due to Staktek. Samsung may continue to purchase product and services from Staktek

3 For example, if SEC sells a Stack to SSI, and SSI resells that same Stack to a third party, only one royalty is due on the original sale of that Stack from SEC to SSI, and no royalty is due on the subsequent sale from SSI to the third party.

4 In the event the parties cannot agree on the total amount of reimbursement for expenses associated with the line set-up work, the dispute shall be resolved based on industry practices and decided in a binding mediation and no lawsuit may be filed by either party over this issue or to challenge the result of the mediation (nothing from the negotiation of this agreement may be used in any such mediation). Staktek shall be reimbursed for personnel time at approximately the following example hourly ($US) rates: Senior Manager - $***; Manager - $***; Senior Engineer - $***; Engineer - $***; Supervisor - $***; Technician - $***; QA Auditor - $***; Instructor - $***; Lead Operator - $***; and other personnel at then prevailing United States rates.

# # # Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested is omitted and is noted with “***.” A complete, unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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and the terms of such purchase shall be consistent with existing arrangements and this Agreement between Staktek and Samsung.

d. Samsung agrees to establish at least one line with a capacity of approximately 600,000 merchantable Stacks per month no later than 420 days after the date all conditions in paragraph 17 are satisfied.5 Capacity and production will depend on sales and demand but Samsung makes no commitment to produce any certain amount of product. Samsung may manage and take any and all actions regarding this line or its production as it sees fit and owes no duty or obligation to Staktek in this regard in any way. Samsung will, however, publicly announce the license and announce plans to put in a manufacturing line of this capacity as part of the press releases herein. Any public announcement shall have any dollar or royalty amounts redacted. Staktek may however, inform any legitimate investor or merger party the dollar or royalty terms of this Agreement under a confidentiality and nondisclosure agreement. The production line can be set-up by or for Samsung or by or for a subcontractor on Samsung’s behalf, and the licenses herein include the right of Samsung to have made Stacks of Plastic DRAM by a subcontractor as stated above and also as stated in footnote 1. The subcontractor, if used however, does not obtain any license to the Licensed Technology by virtue of this Agreement and any such manufacturing by the subcontractor shall be under the control of Samsung. Samsung gives no warranties or representations to Staktek regarding the quality of products produced; provided, however, when Staktek purchases product from Samsung, it will receive the same warranty as other purchasers. No obligation regarding the production line in paragraphs 2.c. or 2.d. will extend beyond or survive the five-year term of this license.

e. During the five-year term of this license, Samsung shall not sell either directly or through any third party proxy, any Stacked Products or “Multi-Die Plastic DRAM Stacks” or “Stacked Multi-Die Plastic DRAM” (see Section 2f(1) for definitions) as components for use in general and scientific computers such as, by way of example, mainframes, servers, work stations and desk top computers that employ an alternative technology for Stacking other than the Licensed Technology and any improvements or modifications developed, invented or owned by any party to this Agreement: That is, Samsung shall use only Staktek’s Technology (and any improvements or modifications owned by any party to this Agreement) for Stacking Stacked Products or Multi-Die Plastic DRAM Stacks or Stacked Multi-Die Plastic DRAM for sale as components for use in general and scientific computers such as, by way of example, mainframes, servers, work stations and desk top computers. During the five-year term of this license,

5 Staktek has provided a list of types and number of pieces of major equipment needed to open a line that would produce this amount of product if running on three eight-hour shifts each day based on hourly unit output provided to Samsung by Staktek. Staktek, however, makes no representation or warranty that the equipment list provided as Exhibit C will, if implemented achieve any particular result in either quality or quantity of Stacks or that it is fit for any particular purpose. If Samsung or its subcontractor installs a line including the items listed on Exhibit C, then Samsung will be deemed to have fulfilled its obligation to install a line under paragraphs 2.c and 2.d. However, Samsung or its subcontractor may accept, modify or reject Staktek’s recommendations in their discretion, so long as the line installed has the capacity specified in paragraph 2.d based on use in three eight-hour shifts each day and is set up within the time specified in paragraph 2.c.

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Samsung shall not invest in any company whose principal business is to manufacture and sell Stacked Products or Multi-Die Plastic DRAM Stacks or Stacked Multi-Die Plastic DRAM for general and scientific computers (as defined in paragraphs 2e-g) using any Stacking technology other than the Staktek Technology (and any improvements or modifications developed, invented or owned by any party).6 Nothing herein limits Samsung’s rights to pursue alternative business under paragraph 2g, such as mobile, telecom, non-computer applications (which include by way of example laptop or notebook computers, cell phones, televisions or visual monitors). The only limitations on the rights of Samsung are those specifically enumerated herein. For example, there are no restrictions on Samsung in regard to RAMBUS technology or RAMBUS DRAM or RAMBUS DIMMS, or in regard to monolithic DRAM or monolithic DRAM packages or Stacked Products or Stacked Multi-Die Plastic DRAM or Multi-Die Plastic DRAM Stacks that do not meet the definitions in Section 2 herein, or in regard to SRAM, FLASH or other types of semiconductor or other types of memory products.

f. Other than as provided in Section 2.f., during the first three years of the five-year term of this license, Samsung shall not offer for sale or sell either directly or through any third-party proxy, any DRAM memory products that include “Multi-Die Plastic DRAM” (defined as two or more DRAM die encapsulated within a single plastic leaded package without regard to the arrangement of the die within the package, e.g., horizontal or vertical, for example) for use as components in general and scientific computers such as, by way of example, mainframes, servers, work stations or desk top computers for the first three years of the five-year term of this license. Nothing herein limits the rights of Samsung to use Multi-Die Plastic DRAM in other products or other applications under paragraph 2g, such as mobile, telecom or non-computer applications (which include by way of example laptop or notebook computers, cell phones, televisions or visual monitors). The only limitations on the rights of Samsung are those specifically enumerated in this Agreement. For example, there are no restrictions on Samsung in regard to either RAMBUS-related technology or RAMBUS DRAM or RAMBUS DIMMS, or monolithic DRAM or monolithic DRAM packages or Stacked Products that do not meet the definitions in Section 2 herein, or SRAM, FLASH or other types of semiconductor or other types of memory products.

(1) Notwithstanding any other provision herein and explicitly subject to and effective upon the satisfaction of the conditions to Closing in Section 17 of this Agreement, Staktek grants to Samsung a five-year license to make, use, sell or offer for sale, without restriction or limitation except as stated herein, “Stacked Multi-Die Plastic DRAM” or “Multi-Die Plastic DRAM Stacks” upon ***. The $*** million dollars (U.S.) of royalty prepaid shall be available for credit against future production of

6 However, Samsung is free to invest in money market, mutual funds, stock index, and other such securities without restriction.

# # # Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested is omitted and is noted with “***.” A complete, unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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“Stacked Multi-Die Plastic DRAM” as set forth in ***. “Stacked Multi-Die Plastic DRAM” or a “Multi-Die Plastic DRAM Stack” is defined as two or more Multi-Die Plastic DRAMs that have been vertically placed one above the other whether touching or separated by space or separated or joined by adhesive, connectors or heat conductive material so long as the constituent Multi-Die Plastic DRAMs are structurally aggregated into a single unit having a total memory capacity approximately equal to the total memory capacity of the individual Multi-Die Plastic DRAMS in the Stack. Stacking Multi-Die Plastic DRAM or Multi-Die Plastic DRAM Stacks do not include interposing between Multi-Die Plastic DRAMs, a printed circuit board large enough to carry more than one Plastic DRAM on a side. This license may be exercised by Samsung through a subcontractor under the same terms as the license to Plastic DRAM Stacking of Section 2 may be exercised by Samsung through a subcontractor (see particularly subcontractor provisions of footnote 1 and Section 2.d.) This license includes all intellectual property of Staktek directed toward the Stacking of Plastic DRAM or Stacking of Multi-Die Plastic DRAM whether acquired before or during the term of this license. Samsung will include in its reports, under Section 2n, the same information for Stacked Multi-Die Plastic DRAM or Multi-Die Plastic DRAM Stacks as for other products subject to that reporting requirement.

g. There is no restriction or limitation on Samsung making or selling any products (including “Mu1ti-Die Plastic DRAM”) except as specifically enumerated in paragraphs 2.e. and 2.f. Notwithstanding anything in paragraphs 2.e. and 2.f., there are no limits or restrictions whatsoever on sales of any products for the following applications: i) mobile applications (including, by way of example, but not limited to, laptop or notebook computers, PDA and wireless devices, etc.), ii) telecom applications (including, by way of example, but not limited to, cell phones, any other device used for telecommunications, etc.), and/or iii) non-computer devices (including, by way of example, but not limited to, digital cameras, televisions, visual monitors, audio players, voice recorders, etc.). Notwithstanding anything in paragraphs 2.e. and 2.f., there are no restrictions or limits whatsoever on sales, purchases, or transactions involving any products except for the sale of Stacked Products or Multi-Die Plastic DRAM Stacks as set forth in this Agreement. While Samsung is not required to use the Licensed Technology for these markets, Samsung may, however, use Licensed Technology in these markets as long as the royalty of *** is paid.

h. Samsung is licensed only to Stack Plastic DRAMs that are manufactured by Samsung Electronics Co., Ltd. or its subsidiaries or affiliates, or by a subcontractor for any of them, and are not licensed to Stack Plastic DRAMs not manufactured by Samsung Electronics Co., Ltd. or its subsidiaries or affiliates or for any of them by a subcontractor.

# # # Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested is omitted and is noted with “***.” A complete, unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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i. Neither Samsung or Staktek warrant or represent that manufacture, use or sale of Plastic DRAM Stacks or Multi-Die Plastic DRAM Stacks, according to the Staktek Technology, and any improvements or modifications thereto, does not infringe any third- party intellectual property rights. Neither Staktek or Samsung warrant or represent that any product made according to the Staktek Technology shall be fit for any particular use of Samsung or Staktek their customers and any products so manufactured shall be received by Samsung or Staktek on an AS-IS BASIS.

j. Samsung grants to Staktek an irrevocable, and except as provided herein non- transferable and non-sublicensable, fully paid up, non-exclusive royalty free license to make, have made, use, sell or import products that either incorporate or have been made by any improvements derived from the Staktek Technology that were devised or invented or owned in whole or part by Samsung for use in Stacking Plastic DRAM or Stacking Multi-Die Plastic DRAMs or the Stacked feature of the Stacked Plastic DRAM or Stacked Multi-Die Plastic DRAM (but not in the manufacturing, operation or use of Plastic DRAM or Multi-Die Plastic DRAM itself or any other device that is not principally for Stacking or creating or manufacturing Stacks) for the term of this license and any extensions agreed to by the parties7 Further, even after this license expires, Samsung shall not sue Staktek on any patent used in Stacking Plastic DRAM, Stacking Multi-Die Plastic DRAM or the Stacked feature of the Stacked Plastic DRAM or Stacked Multi-Die Plastic DRAM (but not in the manufacturing, operation or use of Plastic DRAM or Multi-Die Plastic DRAM itself or any other device that is not principally for Stacking or creating or manufacturing Stacks) so long as Staktek (or any assignee or successor of Staktek) does not sue Samsung or any subsidiary or affiliate of Samsung Electronics Co., Ltd. During the 5-year term of the license, SEC shall allow Staktek to purchase mechanical or functional samples of any newly developed Plastic DRAMs at Staktek’s expense within 30 days of shipment of more than 100 such units in the aggregate whether to one or more recipients world-wide. Failure to timely sell or ship samples is not a material breach of the Agreement so long as samples are shipped within 60 days of a request by Staktek.

k. By this Agreement, Samsung acquires no ownership right, title or any security interest in the Staktek Technology and Staktek acquires no ownership right, title or security interest in any Samsung technology. Provided, however, that after this license expires each party shall be free to use the technology, information, know-how, and processes related to the Licensed Technology that is not protected by a U.S. or foreign patent.

l. So long as Staktek or its assignees do not sue Samsung or SEC’s subsidiaries or affiliates over alleged infringement of patents, Samsung agrees to not challenge the validity of any Staktek patent nor institute or participate in any

7 This license is sub-licensable to Staktek affiliates or subsidiaries, and transferable to a company that later acquires all or substantially all of the business or stock of Staktek; provided, however, Staktek is licensed to have a subcontractor practice the technology under the same terms and restrictions placed on Samsung’s subcontractor herein.

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reexamination proceedings as to any Staktek patent and further agree to not provide any prior art to any challenger to any Staktek patent, except as required by subpoena brought under rules of court or law where such a proceeding may be pending.

m. Samsung and Staktek agree to keep confidential any proprietary or trade secret information received from the other clearly labeled as “confidential-trade secret” or where similar legend or notice is given at the time it is received. Samsung and Staktek shall each treat such information with the same degree of care used for their own trade secrets. Provided, however, there shall be no duty of confidentiality, or restriction on use or disclosure, or responsibility or liability for, any information that is no longer secret (whether due to disclosure through an issued patent, laid-open application, speech, article, presentation, or otherwise). The parties shall clearly and prominently label any confidential or trade secret information at the time it is provided to the other. The parties, however, can share such confidential information with customers under a nondisclosure agreement consistent with policies applicable to their own confidential information.

n. During the five-year term of the license and any applicable extensions, on a quarterly basis, for all deliveries on purchase orders for Plastic DRAM Stacks or a DIMM incorporating Stacked Plastic DRAMS or Plastic DRAM Stacks, Samsung shall give Staktek a notice that shall include the number of Plastic DRAM Stacks shipped (but not other product information, pricing or terms) and the name and contact information of the recipient of each shipment and the total number of units shipped. (If recipient objects in writing to disclosure of an individual person’s name and contact information, then only corporate name will be used.) If the shipment is of replacement units, the notice shall include “Replacement Documentation” which shall mean the return material authorization (“RMA”) associated with the returned units. This will allow Staktek to audit compliance with the royalties due under the Agreement. There shall be, however, no sharing of information on pricing or terms by any party and Staktek may not inquire or discuss Samsung’s terms or pricing with any such purchaser.

3. Notice to Customers: Samsung shall send a copy of the press release announcing this agreement to each purchaser of a Plastic DRAM stack populated-DIMM from either Samsung Electronics Co., Ltd. or Samsung Semiconductor, Inc. or any of their affiliates or subsidiaries since January of 1998 informing them that Staktek is Samsung’s stacking technology of choice, that Samsung has taken a license to Staktek’s Technology, that DIMMs from Samsung include Staktek’s Technology, and directing them to contact Staktek if they choose to do so (providing designated contact information). Samsung shall make an explicit endorsement of Staktek quality and electrical and thermal performance in the press release in form and language acceptable to Samsung. Staktek shall be given a list of all persons to whom the press release was sent, but inadvertent omission or mistake is not a breach of this contract. There shall be no sharing, inquiry or discussion by any party of pricing or terms of any past or pending purchase order.

4. Cancellation of the November 1997 Agreement: Upon but not until, execution of the releases of paragraph 13, the November 1997 Agreement between the parties shall be cancelled, all rights, duties and obligations connected thereto or arising thereunder shall be deemed void, except for the dismissal with prejudice of the prior lawsuit that is referred to in that Agreement.

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5. Merger and Integration Clause — Complete Agreement of the Parties: This Agreement and the other Transaction Agreements (as defined below) contains a complete description of the terms of agreement between the parties, and neither party may rely on any statement not expressly agreed to herein or therein. There are no other terms, promises, commitments or representations outside of this Agreement and the other Transaction Agreements. No party may rely on any statement in any press release in interpreting this Agreement or the other Transaction Agreements. No press release is part of this Agreement or the other Transaction Agreements and no press release creates any duty, obligation, promise, representation or commitment by any party. No press release can be used to vary or contradict or interpret the terms of this Agreement or the other Transaction Agreements. (For the purpose of this Agreement and the other Transaction Agreements, “press release” includes all statements to the public, whether in a written press release or otherwise). This Agreement and the other Transaction Agreements can only be modified in writing signed by all parties. If any section or paragraph of this Agreement is found to be unenforceable or void, all other sections or paragraphs of this Agreement shall remain enforceable and shall not be deemed void.

6. Any Agreements of Any Kind Must Be in Writing and Signed: Any and all agreements between these parties must be in writing whether related to this Agreement or not. No agreement, promise, representation or commitment shall be enforced or binding or may be relied upon in any way unless evidenced by a writing signed by the party against whom it will be enforced.

7. Arms-Length Dealing: There is no agency, fiduciary or special relationship among the parties, and no such relationship shall ever be established unless expressly agreed to in writing signed by both parties. This is an arms-length transaction between sophisticated parties represented by counsel; no party is relying on any information or expertise of any other party or relying on any other party to provide information or data of any kind in entering into this Agreement, except as expressly stated herein. There are no representations or warranties except as expressly recited and agreed to herein. No representations or omissions may be relied upon by any party other than those recited herein. There are no limits on any party’s business except as expressly recited and agreed to herein. Subject to the restrictions in this Agreement, each party is free to sell its products to any customer and shall have no liability other than the royalty for production set out in *** for selling products to customers or supporting such sales. The parties can and shall compete with each other in the markets for memory products and technology.

8. Notice and Cure: Prior to filing any suit for breach of the license or other provisions of this Agreement, the offended party must give sixty (60) days written notice to the breaching party and an opportunity to cure the alleged breach. If the alleged breach is cured, no suit may be filed.

# # # Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested is omitted and is noted with “***.” A complete, unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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9. Freedom to Advertise and Promote: Each party is free to communicate with their customers about their own products, process, capacity, delivery, and production, and no such statement or communication about a party’s own products, process, capacity, delivery or production can be the basis for a claim of libel, slander, product disparagement, Lanham Act violation, unfair competition, or any other cause of action. In addition, each party is free to promote its products, capacity and processes as “better” or “superior” or otherwise preferable to that of any other manufacturer or seller, including the other party, and such promotion shall not be used basis for a claim of libel, slander, product disparagement, Lanham Act violation, unfair competition, or any other cause of action so long as no statement of objective fact about the other party or its products, technology or processes is made that the speaker knows is false and misleading.

10. Freedom to Set Terms: SSI is free to impose on Staktek appropriate credit limits, product purchase terms, payment terms, delivery terms and other terms consistent with other customers of like size and credit history for purchases of similar amounts, except as expressly recited herein. Terms set by SSI will not apply to transactions directly between Staktek and SEC for “Exchange Sales”8 of Plastic DRAMs or stacked Plastic DRAMs, and any such “Exchange Sales” will not apply to any credit limit set by SSI. Other than Exchange Sales, Staktek will not be permitted to purchase product from SEC except on such terms as SEC may set in its discretion.

11. Limitation on Liability: Following exchange of releases, no claim, whether arising out of this Agreement, the Transaction Agreements or otherwise, shall be alleged or raised between the parties for money damages in the absence of a direct, tangible, provable, actual loss or injury that is susceptible to mathematical calculation. No party may at any time bring a claim, whether arising out of this Agreement, the Transaction Agreements or otherwise against the other party for loss of value to the corporation or for other damages not directly and immediately resulting from the acts of the accused party.

12. Notices: Written notices under this Agreement shall be sent to:

Charles R. Donohoe

Samsung Electronics Co., Ltd.

1200 New Hampshire Avenue, N.W.

Washington, D.C. 20036

Gwangho Kim

Legal & IP Team

6th Floor, Samsung Main Building

250, 2-Ka, Taepyung-Ro, Chung-Ku

Seoul, Korea 100-742

8 “Exchange Sales” are direct sales where Plastic DRAMS are sold by SEC to Staktek, then those Plastic DRAMS are then put through the stacking process for the benefit of SEC, and the resulting stacked Plastic DRAMs are then sold back only to SEC.

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David Healey

Tobor, Goldstein and Healey

1177 West Loop South

Tenth Floor

Houston, Texas 77027

Bradford Anderson

Samsung Semiconductor, Inc.

3655 North First Street

San Jose, CA 95134-1713

James Cady

Staktek Corporation

8900 Shoal Creek Blvd., No. 125

Austin, TX 78758

J. Scott Denko

George & Donaldson, L.L.P.

1100 Norwood Tower

114 West 7th Street

Austin, TX 78701

13. Mutual Releases: Upon satisfaction of the conditions below in Section 17, the parties shall execute mutual releases of each other with respect to past and present claims against each other that have accrued in whole or in part as of the date of delivery of the executed release, whether known or unknown, whether raised in this Lawsuit or not, that are in any way connected or related to the lawsuit, or the November 1997 Agreement, or any libel or slander, or the sale or delivery of products, or the extension of credit, or the referral of customers, or the prior 1997 lawsuit among the parties, or any alleged misrepresentation or omission, or any other exchange, communication, issue or event between the parties. For the purpose of this paragraph and paragraphs 7, 8, 9 and 10 only, “parties” includes each party’s officers, directors, employees, attorneys, agents, subsidiaries and affiliate companies. The parties agree to cooperate in good faith to complete the documentation referred to herein, and to complete the mutual release referred to above.

14. Dismissal of Litigation: The parties agree that, following the exchange of the mutual releases referred to in paragraph 13 above, they shall enter a take-nothing judgment in the lawsuit styled Staktek Corporation v. Samsung Electronics Co., Ltd. and Samsung Semiconductor, Inc.; United States District Court, Civil Action No. A-98-CA-770-JN; Western District of Texas, Austin Division (the “lawsuit”), dismissing all claims with prejudice, each party bearing its own costs.

15. Press Releases: The parties shall jointly issue a mutually satisfactory press release announcing the Closing, and once this Agreement is executed, except for monetary and royalty terms, it will not be confidential. Staktek, at its option, may share this Agreement in its entirety with potential investors and merger or other business combination candidates under a confidentiality and nondisclosure agreement. The press release, however, will not be part of this

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Agreement, will not constitute a representation, promise or commitment of any party, and may not be relied upon by any party as a representation, promise or commitment of any kind. The press release may not be used to vary, contradict or interpret this Agreement.

16. Taxes:. Each party shall be responsible for its own U.S. federal, state, the Republic of Korea and other tax liabilities. Further, no party may rely on or look to the other party or its counsel or agents for assistance with, advice on, or representation about any tax issue, it being agreed that each party shall make its own determination of the tax consequences of the transactions contemplated by this Agreement. Each party may comply with applicable tax withholding laws and rules of any jurisdiction without complaint from or liability to any other party.9

17. Conditions:

(a) Staktek and Samsung will use commercially reasonable efforts to satisfy all conditions precedent to the Closing to be satisfied by them.

(b) The obligations of the parties to execute the mutual releases and the take-nothing judgment described in Sections 13 and 14, the obligations of SEC to purchase any Staktek Shares duly tendered by the Offerees for purchase pursuant to the Samsung Tender Offer, the effectiveness of the license granted pursuant to Section 2 hereof and the occurrence of the Closing shall be subject to the satisfaction of the following conditions:

(i) In the case of Staktek (unless waived by Staktek in writing):

(A) Samsung shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date (as defined below), including, without limitation, the delivery of all items required to be delivered by Samsung at the Closing pursuant to Section 18;

(B) Each party shall have received all governmental consents necessary to perform its obligations under the Transaction Agreements; and

(C) Neither Staktek nor Samsung shall be subject to any injunction prohibiting its execution of the Transaction Agreements or performance of any of its obligations thereunder, and no litigation shall be pending against either Staktek or Samsung seeking to enjoin or restrain the transactions contemplated by the Transaction Agreements.

(ii) In the case of Samsung (unless waived by Samsung in writing):

(A) Staktek shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to

9 For example, and not by way of limitation, Staktek has informed itself and is on notice about Korean tax withholding laws and requirements placed on Samsung to withhold and pay tax to the Republic of Korea on royalties prepaid and running royalties.

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be performed or complied with by it on or before the Closing Date, including, without limitation, the delivery of all items required to be delivered by Staktek at the Closing pursuant to Section 18;

(B) Each party shall have received all governmental consents necessary to perform its obligations under the Transaction Agreements;

(C) Neither Staktek nor Samsung shall be subject to any injunction prohibiting its execution of the Transaction Agreements or performance of any of its obligations thereunder, and no litigation shall be pending against either Staktek or Samsung seeking to enjoin or restrain the transactions contemplated by the Transaction Agreements; and

(D) Samsung shall have received a legal opinion from Fulbright & Jaworski, LLP, counsel to Staktek, dated the Closing Date, covering the matters set forth in Exhibit D and in form reasonably acceptable to Samsung.

(c) In addition to the conditions set forth in Section 17(b)(ii), the obligation of SEC to purchase Staktek Shares tendered for purchase by any Offeree pursuant to the Samsung Tender Offer shall be subject to the due and valid tender by such Offeree of such shares for purchase in accordance with the procedures set forth herein and in the Tender Offer Documents, including, without limitation, the delivery of a duly executed Acceptance Letter specifying the number of shares tendered.

18. Closing. The closing (the “Closing”) of the purchase of the Staktek shares duly tendered for purchase pursuant to the Samsung Tender Offer shall take place at 10.00 a.m., Austin, Texas time, on the fourth business day (or such other day prior thereto as Samsung shall elect) after the later of (a) the expiration of the Samsung Tender Offer and (b) the satisfaction of all conditions precedent to the Closing set forth in Section 17 of this Agreement (other than those to be performed at the Closing), or such other time as Samsung and Staktek shall mutually agree (the “Closing Date”). At the Closing, (a) SEC shall pay to Tender Agent as agent for the Offerees accepting the Samsung Tender Offer the Purchase Price for the Staktek Shares duly tendered for purchase and shall authorize the Tender Agent to disburse the payment thereof to such Offerees, (b) Samsung shall pay to Staktek the $*** prepaid royalty required by *** of this Agreement, (c) Samsung and Staktek shall deliver to each other the mutual releases contemplated by Section 13 of this Agreement, in form and substance reasonably satisfactory to the parties, (d) Samsung and Staktek shall deliver to each other the take-nothing judgment contemplated by Section 14 of this Agreement, in form and substance reasonably satisfactory to the parties, and (e) Staktek shall cause the Voting Trust Certificates to be issued with respect to the Purchased Shares to be issued and delivered to SEC.

# # # Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested is omitted and is noted with “***.” A complete, unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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19. Termination of the Agreement. If (i) Samsung fails to deliver written notice to Staktek prior to the close of business, Austin, Texas time, on June 7, 2000, that the Boards of Directors of SEC and SSI have approved this Agreement and that the Government of the Republic of Korea has approved the payment of the prepaid royalty required by *** of this Agreement, each as and to the extent required, (ii) the Tender Offer Documents are not delivered to the Tender Agent prior to the close of business, Austin, Texas time, on June 9, 2000, with instructions to mail the same to the Offerees on or prior to June 13, 2000, or (iii) the Closing does not occur prior to the close of business, Austin, Texas time, on July 28, 2000, Samsung (to the extent that it is not then in breach or default of its obligations hereunder) or Staktek (to the extent that it is not then in breach or default of its obligations hereunder) may terminate this Agreement by providing written notice of such termination to the other, whereupon (w) all provisions of this Agreement shall terminate, (x) no position taken in this Agreement shall be subsequently interpreted adversely to any party hereto, (y) neither party shall have any obligation or liability hereunder to the other, except for any breach of this Agreement by such party arising prior to such termination, and (z) SEC may terminate the Samsung Tender Offer.

20. Confidentiality of Shareholder Information: Samsung has received, on a confidential basis, and will receive, information concerning the identity and contact information of Staktek’s shareholders and option holders. Samsung agrees that it will maintain such information in strictest confidence, that it will not use such information for any purpose other than to perform this Agreement, and that it will not make any communication to shareholders or option holders of Staktek, except through the tender offer process set forth in this agreement.

21. Indemnification: Staktek agrees to indemnify Samsung, its officers and directors and each person or entity who controls Samsung (within the meaning of the Securities Act) (each, an “Indemnified Person”) against any and all losses, costs, damages, claims and expenses (“Damages”) caused by or arising out of (i) any untrue or alleged untrue statement of material fact contained in the Staktek Information included in the Tender Offer Documents or any supplement thereto or modification thereof, (ii) any omission or alleged omission of a material fact necessary to make the statements in the Staktek Information included in the Tender Offer Documents or any supplement thereto or modification thereof, in light of the circumstances under which they were made, not misleading, (iii) any breach or alleged breach by Staktek of the covenant set forth in the second sentence in Section l(e) of this Agreement, or (iv) the acceptance by Staktek of any Lost Certificate Affidavit from any Offeree; provided, however, that no indemnification for Damages arising out of or caused by the circumstances set forth in clause (i) or clause (ii) above shall be available hereunder unless such Damages were caused by or arose out of a claim against the Indemnified Person by a person or entity other than another Indemnified Person.

# # # Confidential treatment has been requested for portions of this exhibit. Information for which confidential treatment has been requested is omitted and is noted with “***.” A complete, unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

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In addition, so long as the Indemnified Persons comply with the procedures set forth below, Staktek shall reimburse each Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim. Any Indemnified Person entitled to indemnification hereunder shall (i) give prompt written notice to Staktek of any claim with respect to which it seeks indemnification (provided that delay in giving prompt notice shall not impair any Indemnified Person’s right to indemnification hereunder to the extent such failure has not prejudiced Staktek) and (ii) unless in such Indemnified Person’s reasonable judgment a conflict of interest between such Indemnified Person and Staktek may exist with respect to such claim, permit Staktek to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person. If such defense is assumed, Staktek shall not be subject to any liability for any settlement made by the Indemnified Person without Staktek’s consent and Staktek shall not settle any such claim without the Indemnified Person’s consent unless the settlement involves no undertaking by the Indemnified Person other than the payment of monetary damages and Staktek pays such damages at the time of such settlement. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons. If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, liability, claim, damage, or expense referred to herein, then Staktek, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of Staktek on the one hand and of the Indemnified Person on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.

22. Representations and Warranties of Staktek: Staktek represents and warrants to Samsung that:

(a) Staktek is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted, to execute and deliver this Agreement and the other Transaction Documents (as hereinafter defined) and to perform its obligations hereunder and thereunder. Staktek is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) The Articles of Incorporation and Bylaws of Staktek are in the form previously provided to special counsel to Samsung.

(c) The authorized capital of Staktek consists of:

(i) 6,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of which 1,763,795 shares are issued and outstanding and 4,895,857 shares of Preferred Stock, par value $0.01 per share of which none are outstanding. The outstanding shares of Common Stock are, and all of the Purchased Shares will be, duly and validly authorized and issued, fully paid and nonassessable, and were, or will be, issued in accordance with the registration or qualification provisions of the Securities Act

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of 1933, as amended (the “Securities Act”) and any relevant state securities laws or pursuant to valid exemptions therefrom.

(ii) Options to purchase 138,374 shares of Common Stock are currently outstanding of which options to purchase 128,601 shares are fully vested. Staktek has reserved an additional 1,249 shares of its Common Stock for the future issuance of options under its Stock Option Plan.

(iii) Except for the Current Voting Agreement, a true and correct copy of which previously has been provided to special counsel of Samsung, and the Voting Trust Agreement contemplated hereby, Staktek is not a party or subject to any agreement or understanding, and, to the best of Staktek’s knowledge, there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of Staktek. Samsung acknowledges that the Current Voting Agreement will cover the Purchased Shares. The Current Voting Agreement terminates in accordance with its terms effective upon the closing of an initial public offering by Staktek of its equity securities.

(d) Staktek does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Staktek is not a participant in any joint venture, partnership, or similar arrangement.

(e) The execution and delivery of this Agreement and the performance of all obligations of Staktek hereunder have been duly authorized by the Board of Directors of Staktek, and this Agreement constitutes, and each of the other agreements contemplated hereby, including, but not limited to, the mutual release described in paragraph 13 (collectively, the “Transaction Agreements”), when executed and delivered by Staktek, will constitute, valid and legally binding obligations of Staktek, enforceable in accordance with their respective terms.

(f) To Staktek’s knowledge, after due inquiry, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States federal, state or local governmental authority on the part of Staktek is required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

(g) There is no action, suit, proceeding or investigation pending or currently threatened against Staktek that questions the validity of the Transaction Agreements or the right of Staktek to enter into the Transaction Agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Staktek, financially or otherwise, or any change in the current equity ownership of Staktek, nor is Staktek aware that there is any basis for the foregoing. Staktek is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Staktek currently pending or that Staktek intends to initiate.

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(h) Staktek is not in violation or default of any provision of its Articles of Incorporation or Bylaws, or of any instrument, judgment, order, writ or decree and is not in material violation or material default of any contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to Staktek. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Staktek or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Staktek, its business or operations or any of its assets or properties.

(i) Staktek owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that are of record or have been granted or will arise in the ordinary course of business and do not materially impair its ownership or use of such property or assets. With respect to the property and assets it leases, Staktek is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

(j) Staktek has delivered to Samsung its audited consolidated financial statements (balance sheet and profit and loss statement) for the years ended December 31, 1997, 1998 and 1999 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Staktek as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, Staktek had, at the dates specified therein, no material liabilities or obligations, contingent or otherwise, other than liabilities or obligations incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of Staktek. Except as disclosed in the Financial Statements, Staktek is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Staktek will maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. Staktek has advised Samsung that there have been changes during the first quarter of 2000 to Staktek’s revenues and income since December 31, 1999. Staktek has also provided Samsung information other than the information described in this Agreement pertaining to Staktek’s financial conditions and prospects. SAMSUNG HEREBY DISCLAIMS ANY INTENTION TO RELY UPON ANY SUCH OTHER INFORMATION AND STAKTEK MAKES NO, AND DISCLAIMS ANY, REPRESENTATION OR WARRANTY CONCERNING THE ACCURACY OR COMPLETENESS OF SUCH OTHER INFORMATION.

23. Representations and Warranties of Samsung: Samsung hereby represents and warrants to Staktek:

(a) SEC and SSI are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation and have all requisite corporate power and authority to carry on their business as now conducted. Each of SEC and SSI is duly qualified to

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transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) All corporate action on the part of Samsung, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of Samsung hereunder, has been taken, and the Transaction Agreements constitute valid and legally binding obligations of SEC, enforceable in accordance with their respective terms.

(c) Except for the approval of the Government of the Republic of Korea to the payment of the royalty (which Samsung reasonably expects to obtain by June 5, 2000) and the payment of the purchase price for Staktek Shares tendered for purchase pursuant to the Samsung Tender Offer (which Samsung reasonably expects to obtain by July 28, 2000), to Samsung’s knowledge after due inquiry, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with. any Korean or United States federal, state or local governmental authority on the part of Samsung is required in connection with the consummation of the transactions contemplated by the Transaction Agreements.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in one or more counterparts, each of which shall be a valid original, by their duly authorized representatives.

UNTIL EXECUTED AND DELIVERED BY THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES THIS DOCUMENT HAS NO LEGAL EFFECT FOR ANY PURPOSE.

AGREED:

/S/ James W. Cady	June 1, 2000
Staktek Corporation	Date

/s/ [illegible]	June 1, 2000
Samsung Semiconductor, Inc.	Date

/s/ Chang Gyn, Hwang	June 2, 2000
Samsung Electronics Co., Ltd.	Date

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EXHIBIT A

VOTING TRUST AGREEMENT

SEE TAB NO. 3

VOTING TRUST AGREEMENT

This Voting Trust Agreement (this “Agreement”) is made as of June 9, 2000, at Austin, Texas, by and between the undersigned parties to create a voting trust for certain of the shares of Staktek Corporation, a Texas corporation (the “Company”).

ARTICLE 1

CONSIDERATION AND PURPOSE OF TRUST

Consideration

1.01 That parties named below enter into this Agreement in consideration of their mutual promises and pursuant to that certain Agreement dated as of June 1, 2000 (the “Transaction Agreement”) among the Company, Samsung Electronics Co., Ltd and Samsung Semiconductor, Inc. (collectively, Samsung Electronics Co., Ltd and Samsung Semiconductor, Inc. are hereinafter referred to as “Samsung”).

Purpose of Trust

1.02 The parties enter into this Agreement for the purpose of granting to the Trustee legal title of Samsung in and to the shares of the Company described in Section 4.01, and certain other rights related to such shares.

ARTICLE 2

PARTIES AND EFFECTIVE DATE

Parties

2.01 The parties to this Agreement are as follows:

(a)	Samsung is referred to as the “Shareholder” and the “Voting Trust Certificate Holder.”

(b)	Any person then acting as trustee hereunder is referred to in this Agreement as the “Trustee.”

(c)	Staktek Corporation, a Texas corporation, is referred to in this Agreement along with any successors or assigns as the “Company”.

Effective Date

2.02 This Agreement will become effective when signed by the Trustee, the Shareholder and the Company, and shall continue in force until terminated in accordance with section 8.02.

ARTICLE 3

TRUSTEE

Number, Appointment and Term of Trustee

3.01 There will be one (1) Trustee of this voting trust. The Trustee shall be the Secretary of the Company, serving in such ex officio capacity, or in the event of a vacancy in such office or in the vent of the absence or disability of such person, the Trustee shall be such other officer of the Company as is designated by the Board of Directors of the Company to serve during such vacancy, absence or incapacity. The Trustee will serve for the entire term of this trust in the absence of the Trustee’s resignation or removal.

Resignation

3.02 Any Trustee may resign by giving written notice of its resignation to the Shareholder and the Company. The resignation shall be effective when a successor trustee is appointed as provided in Section 3.04 of this Agreement.

Removal

3.03 The Trustee may be removed at any time at the election of the Company.

Successor Trustee

3.04 In the event of the resignation or removal of the Trustee, a successor or successors may be appointed by the Company. Upon such successor’s written agreement to become the successor trustee, he or she shall become the Trustee for all purposes of this Agreement.

ARTICLE 4

DEPOSIT AND TRANSFER OF SHARES

ISSUANCE AND TRANSFER OF

VOTING TRUST CERTIFICATES

Deposit of Shares

4.01 The Shareholder shall cause to be issued and delivered to the Trustee share certificates (the “Share Certificates”) for all shares of the Company acquired by the Shareholder (the “Shares”) during the term hereof. The Trustee shall safeguard such Share Certificates and hold them in trust hereunder. All such Share Certificates shall be issued in the name of the Trustee and shall bear the following legend, in addition to legends otherwise required by law or contract:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A VOTING TRUST AGREEMENT BETWEEN STAKTEK CORPORATION AND CERTAIN SHAREHOLDERS OF STAKTEK CORPORATION AS OF JUNE 9, 2000, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION. THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THE CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE

CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE A COPY OF THE VOTING TRUST AGREEMENT.”

Transfer of Shares to Successor Trustee

4.02 Notwithstanding any changes in the identity of the Trustee, the Share Certificates standing in the name of the Trustee may be endorsed and transferred by any successor Trustee or Trustees with the same effect as if endorsed and transferred by the Trustee who has ceased to act. The secretary (the “Secretary”) of the Board of Directors of the Company is authorized and empowered to cause any further transfer of the Share Certificates that may be necessary because of any change of persons holding the office of Trustee.

No Transfer of Shares by Trustee

4.03 Except as set forth in Sections 4.02 and 8.02 of this Agreement, the Trustee has no authority to sell or otherwise dispose of or encumber any of the Shares represented by the Share Certificates deposited pursuant to the provisions of this Agreement.

Voting Trust Certificates

4.04 When the Trustee receives the Share Certificates, the Trustee shall hold the Share Certificates in trust subject to the terms of this Agreement, and shall issue and deliver a Voting Trust Certificate to the Shareholder, in substantially the form of Exhibit A attached to this Agreement.

Transfer of Voting Trust Certificates

4.05 The Voting Trust Certificates are transferable by the Shareholder; but only upon receipt by the Trustee of the following: (a) the written direction of the transferring Shareholder to the Trustee and the Company specifying the transferee and the number of Shares to be evidenced by the Voting Trust Certificate or portion thereof that is transferred, (b) the written confirmation of the Company (which the Company will not unreasonably withhold or delay) that such transfer is permitted by the Transaction Agreement), and (c) a written undertaking signed by the transferee in form and substance reasonably satisfactory to the Company pursuant to which the transferee agrees to comply with and be subject to the terms of this Agreement.

Registered Certificate Holder as Owner

4.06 The Trustee may treat the registered Voting Trust Certificate Holders (as shown on the Certificate Record Book maintained by the Trustee pursuant to Section 7.02) as the absolute owners and holders of the Voting Trust Certificates and as having all of the rights and interest represented by such certificates for all purposes, and the Trustee shall not be bound or affected by any notice to the contrary.

Lost, etc. Voting Trust Certificates

4.07 If a Voting Trust Certificate becomes mutilated or is destroyed, stolen, or lost, the Trustee, in its discretion, may cause a new Voting Trust Certificate of like tenor and denomination in exchange and substitution for and on cancellation of the mutilated Voting Trust Certificate, or in substitution for the Certificate so destroyed, stolen, or lost to be issued. The applicant for a substituted Voting Trust Certificate shall furnish to the Trustee evidence of the destruction, theft, or loss of the Voting Trust Certificate satisfactory to the Trustee in its sole discretion. The applicant shall also furnish indemnity reasonably satisfactory to the Trustee.

ARTICLE 5

VOTING AND ACTION BY TRUSTEE AND RIGHTS OF SHAREHOLDER

Voting of Shares and Other Rights as a Shareholder

5.01 The Trustee shall hold legal title to the Shares. The Shareholder hereby irrevocably grants to the Trustee all of the following rights with respect to the Shares, to the exclusion of the Shareholder:

•	The right to vote all Shares on all matters, whether under law or by contract,

•	The right to consent or withhold consent for any action requiring the consent of the holders of Shares, whether under law or by contract,

•	The right to make proposals for shareholders’ meetings,

•	Subject to Section 6.07, the right to examine corporate books and records,

•	Subject to Section 6.08, the right to institute, prosecute, settle, appeal and otherwise act regarding any cause of action relating to the Shares, including any derivative cause of action, and

•	Subject to Section 6.02, the right to receive Shares distributed in respect of Shares subject to this Agreement.

•	The right to enter into, on behalf of the Shareholder, an Addendum Agreement with the Company, substantially in the form set forth in Exhibit B attached hereto.

Shareholder expressly reserves all other rights with respect to the Shares; subject, however, to the restrictions on transfer and access to information contained in the Transaction Agreement.

Voting at Direction of Company

5.02 In voting on the Shares or in taking any action with respect to the Shares, the Trustee shall vote or not vote, and shall give or withhold any consent, waiver or direction on all matters related to the Shares only as directed by the Board of Directors of the Company; provided, however, that the Trustee shall not vote or give any consent in favor of an “Interested Party Transaction” without the prior written consent of the Shareholder Representative identified in Section 9.09. As used in this Section 5.02, “Interested Party Transaction” means any transaction or contract entered into during the term of this Agreement between (a) the Company (or any affiliate of the Company, as the term “affiliate” is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended) and (b) an Interested Party (defined as any officer or director of the Company, an owner of more than 5% of the outstanding voting securities of either the Company or any affiliate of the Company, or any member of the immediate family or affiliate of any such officer, director or shareholder) pursuant to which the Company would pay such Interested Party money or other valuable consideration in excess of $25,000; provided, however, that an Interested Party Transaction shall not include a transaction, such as but not limited to a merger, in which such an Interested Party receives consideration in excess of $25,000, but only in respect of such person’s ownership of securities of the Company and on a parity basis with all other similarly situated owners of such securities. The Company hereby agrees to indemnify, defend and hold the Shareholder harmless from and against any loss, expense, and liability arising out of a claim by a third party (i.e. a party not affiliated with Shareholder) arising out of the direction, or lack of direction, given by the Board of Directors of the Company to the Trustee under this Agreement.

Compensation of Trustee

5.03 The Trustee shall be compensated by the Company for all matters involving this Agreement.

Expenses

5.04 The Trustee is expressly authorized to incur and pay those reasonable charges and expenses that they may deem necessary and proper for administering this Agreement. The Company agrees to reimburse and indemnify the Trustee for all claims, expenses, and liabilities incurred by it in connection with the discharge of its duties under this Agreement.

Trustee’s Liability

5.05 The Trustee shall be free from liability in acting upon any paper, document, or signature believed by it to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law, nor for anything that Trustee may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability pursuant to this Agreement, except that the Trustee shall be liable for its own willful default or gross negligence. The Trustee may be advised by legal counsel, including counsel for the Company, and the Trustee shall be fully protected and be subject to no liability in respect to any action taken or allowed under this Agreement in good faith by the Trustee in accordance with the opinion of counsel.

Indemnification of Trustee

5.06 The Trustee shall be indemnified and held harmless by the Company for any damages, costs, expenses, judgments, attorney’s fees or cost of litigation incurred in the performance of the Trustee’s duties under this trust, provided, however, the Trustee shall not be indemnified and held harmless for its own willful default or gross negligence.

ARTICLE 6

DIVIDEND, DISTRIBUTION, SUBSCRIPTION RIGHTS AND SHAREHOLDER

RIGHTS OF CERTIFICATE HOLDERS

Cash Dividends

6.01 Each Voting Trust Certificate Holder shall be entitled to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee on the shares in regard to which Voting Trust Certificates were issued, less the deductions provided for in Section 6.05. These payments shall be made, as soon as practicable after the receipt of the dividends, to the Voting Trust Certificate Holders at the close of business on the record date determined pursuant to the provisions of Section 6.06.

Share Dividends

6.02 If the Trustee receives as a dividend or other distribution on any Shares held by it under this Agreement any additional voting securities of the Company (including any voting securities issued in respect of a stock split or other recapitalization), the Trustee shall hold them subject to this Agreement for the benefit of the Voting Trust Certificate Holders in proportion to their respective interests, and the securities (and certificates evidencing the same) shall become subject to all of the terms and conditions of this Agreement to the same extent as if they were originally deposited under it. The Trustee shall issue Voting Trust Certificates in respect of these shares to the Voting Trust Certificate Holders of record at the close of business on the record date determined pursuant to the provisions of Section 6.06. If applicable, the Trustee may withhold from the distribution the deductions provided for in Section 6.05.

Distributions on Liquidation

6.03 In the event of the dissolution or total or partial liquidation of the Company, the Trustee shall receive the money, securities, rights, or property to which holders of Shares of the Company are entitled, and shall distribute it among the Voting Trust Certificate Holders in proportion to their interests, as shown by the books of the Trustee. If applicable, the Trustee may withhold from the distribution the deductions provided for in Section 6.05.

Other Distributions to Shareholders

6.04 If at any time during the continuation of this Agreement the Trustee shall receive or collect any money (other than in payment of cash dividends) through a distribution by the Company to its shareholders or shall receive any property (other than shares of voting stock of the Company) through a distribution by the Company to its shareholders, the Trustee shall distribute it to the Voting Trust Certificate Holders registered as such at the close of business on the record date determined pursuant to the provisions of Section 6.06. If applicable, the Trustee may withhold from the distribution the deductions provided for in Section 6.05.

Deductions for Distributions

6.05 There shall be deducted and withheld from every distribution of every kind under this Agreement any taxes, assessments, or other charges that may be required by law to be deducted or withheld.

Record Date for Distributions

6.06 The Trustee, may, if it deems it advisable, fix a date not more than twenty (20) days preceding any date for the -payment or distribution of dividends or for the distribution of assets or rights as a record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution, and the Voting Trust Certificate Holders of record on that date shall be exclusively entitled to participate in the payments or distributions. If the Trustee fails to fix a record date, the date three (3) days prior to the date of payment or distribution of dividends or the distribution of assets or rights shall constitute the record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution.

Information Rights of Shareholder

6.07 Shareholder shall be entitled to receive, on a confidential basis, all reports and other information that is distributed to all other shareholders of the Company; provided, however, that the Shareholder’s right to inspect books and records of the Company is limited as follows: the Company may delete information that the Company in good faith believes would, if disclosed to Shareholder, place the Company at a competitive disadvantage.

Waiver of Rights by Shareholder

6.08 Shareholder waives, and to the extent not waived, if any, assigns to Trustee, any and all rights Shareholder may have under Article 5.14 of the Texas Business Corporation Act or otherwise to bring or direct the conduct of derivative proceedings or legal action based on shareholder derivative rights in respect of the Shares; provided, however, that such waiver and assignment shall terminate if the Company brings legal action against the Shareholder.

ARTICLE 7

BOOKS AND RECORDS

Record of Shares

7.01 It shall be the duty of the Trustee to maintain a record of all Share Certificates of the Company that are transferred to the Trustee, indicating the name in which the stock was held, the date of issuance of the stock, the class and series of the stock. the number of shares, and the number of the certificates representing those shares. The Trustee shall also maintain a record of the date on which it received any Share Certificates and the date on which they were delivered to the Trustee, and shall obtain a receipt for any certificates so delivered. The Trustee shall receive and hold the Share Certificates issued by the Company in the name of the Trustee and shall maintain a record indicating the date of issuance of the certificates, the date of receipt of the certificates, and the place in which it is holding the certificates.

Record of Trust Certificates

7.02 The Trustee shall maintain a record showing the names and addresses of the Voting Trust Certificate Holders. The record shall show the number of Voting Trust Certificates held by each person. The record shall show the dates on which the Voting Trust Certificates were issued, canceled or replaced. The record shall be known as the Certificate Record Book and shall be open to inspection by any of the parties to this Agreement or their successors at any reasonable time. The record shall show any subsequent matter affecting the title to the Voting Trust Certificates that comes to the attention of the Trustee. Any documents purporting to affect the title of the Voting Trust Certificates shall also be kept in the Certificate Record Book, together with a sample copy of the Voting Trust Certificate. The Certificate Record Book may be closed from time to time by the Trustee for a period not to exceed ten (10) days. Notice of the closing shall be given to all parties to this Agreement at least ten (10) days prior to the closing. The closing of the Certificate Record Book shall not affect the right to inspection.

Books of Accounts

7.03 The Trustee or its agents shall maintain a book of accounts that shall be in the form prescribed from time to time by the Trustee. In addition to other matters that the Trustee may insert in the record, the record shall show all sums of money received by the Trustee, all disbursements made by the Trustee, and all obligations incurred by the Trustee that are unpaid. Information concerning these accounts shall be posted at least quarterly.

Other Records

7.04 The Trustee shall maintain such other books and records and shall perform the duties required of it to be performed elsewhere in this Agreement.

Inspection of Records

7.05 The parties to this Agreement shall deposit a counterpart of this Agreement with the Company at its registered office, and the Agreement shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

ARTICLE 8

TERM OF TRUST

Irrevocability of Trust

8.01 The trust created by this Agreement is expressly declared to be irrevocable, except as otherwise provided in this Agreement.

Termination

8.02 This Agreement will terminate with respect to any Shares upon the first to occur of the following:

(a) At the election of the Company, as to any or all of the Shares, as communicated to Shareholder and Trustee by written notice; or

(b) Upon consummation of a bona fide sale of Shares by Shareholder to a party who is not Shareholder or any person acting directly or indirectly in concert with or in anyway affiliated with Shareholder or any direct competitor of the Company or any person acting directly or indirectly in concert with or in any way affiliated with such direct competitor;

provided, however, that if Shareholder reacquires such Shares, such Shares shall again become subject to this Agreement, which shall be reinstated as if never terminated, and Shareholder shall deliver the Shares in question to the Trustee in exchange for Voting Trust Certificates. As used herein, the term direct competitor has the same meaning assigned to it in the Transaction Agreement.

Return of Share Certificates After Termination

8.03 Within thirty (30) days after the termination of this Voting Trust Agreement as to any or all Shares (or, if Shareholder requests, within such shorter period of time but not less than three (3) business days, in the case of a sale by Shareholder of Shares to a third party), the Trustee shall deliver, or cause the Company to deliver, to the Voting Trust Certificate Holder, Share Certificates representing the number of Shares that are represented by the Voting Trust Certificates and that are being released from the terms of this Voting Trust Agreement, but only upon (i) the surrender to the Trustee of the Voting Trust Certificates properly endorsed, (ii) payment by the persons entitled to receive the Share Certificates of a sum sufficient to cover any governmental charge on the transfer or delivery of the Share Certificates, and (iii) receipt by the Company of an Addendum Agreement with the Company, substantially as set forth in Exhibit C hereto, signed by the person in whose name the released Shares have been registered. Simultaneously with such release of Share Certificates, the Trustee shall release to the order of the Voting Trust Certificate Holder any other property then held by the Trustee in trust for such person, but only in respect of the Shares then being released from the terms of this Voting Trust Agreement.

Final Accounting

8.04 Within thirty (30) days after termination of this Voting Trust Agreement as to all Shares, the Trustee shall render a final accounting to the Voting Trust Certificate Holders and to the Company and shall distribute any funds or other assets held by the Trustee to the parties entitled to the same.

ARTICLE 9

MISCELLANEOUS

Place of Performance

9.01 This Agreement is made, executed, and entered into at Austin, Travis County, Texas, and it is mutually agreed that the performance of all parts of this contract shall be made at Austin, Travis County, Texas.

Governing Law

9.02 This Agreement is intended by the parties to be governed and construed in accordance with the law of the State of Texas, without giving regards to its conflict of laws provisions.

Entire Agreement; Severability of Provisions

9.03 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except by means of a written instrument signed by the Trustee, the-Company and (subject to Section 9.12) the Shareholder. If any provision should be invalid, the invalidity shall not affect the validity of the remainder of the Agreement.

Notice to Trustee

9.04 Any notice to be given to the Trustee under this Agreement shall be sufficiently given if mailed to the Trustee in care of the Secretary, Staktek Corporation, at 8900 Shoal Creek, Austin, Texas 78757 or at such other address as the Trustee may from time to time designate by written notice given to the Voting Trust Certificate Holders. Every notice so given shall be effective whether or not received, and notice shall for all purposes be deemed to have been given on the date of its mailing.

Notice to Voting Trust Certificate Holders

9.05 Any notice given to a Voting Trust Certificate Holder shall be sufficiently given if mailed, postage prepaid, to him or her at the address of the Voting Trust Certificate Holder appearing in the Certificate Book to be maintained by the Trustee. Every notice so given shall be effective whether or not received, and notice shall for all purposes be deemed to have been given on the date of its mailing to any person who could have taken any action at a meeting.

Execution of Counterparts

9.06 This Agreement shall be prepared in multiple copies and forwarded to each of the parties for execution. The Agreement shall become effective at the time provided in Paragraph 2.02. All of the signatures may be affixed to one copy or to separate copies, and when all copies are received, signed by all of the parties, they shall constitute one Agreement that is not otherwise separable or divisible. The Trustee shall keep all of the signed copies and shall conform one copy to show all of the signatures and the dates of those signatures and shall mail a copy of the conformed copy to each of the parties within three (3) days after it receives the last signed copy.

Advice of Counsel

9.07 Each of the parties agrees and represents that he or she or it has been represented by his or her or its own counsel with regard to the execution of this Agreement or, if acting without counsel, that he or she or it has had adequate opportunity and has been encouraged to take the advice of his or her or its own counsel prior to the execution of this Agreement.

Arbitration Provisions

9.08 Shareholder, Company and Trustee agree that they shall submit any dispute or cause of action to binding arbitration, pursuant to the commercial rules of the American Arbitration Association. Arbitration pursuant to this section shall be the sole and exclusive remedy available to Shareholder, the Company and the Trustee for any dispute or cause of action involving the Shares, the Company or the Trust. The result of such arbitration shall be binding upon Shareholder and Trustee and all other parties becoming a party to the mandatory arbitration. All expense of any arbitration proceeding shall be paid by Shareholder unless the Shareholder prevails in the arbitration in which event the nonprevailing party shall pay all fees and expenses. If the Shareholder fails to pay such fees and expenses when due, the Trustee shall have the power to sell or pledge the Shares to pay such expense, notwithstanding section 4.03. Shareholder and Trustee agree that no punitive damages shall be awarded by any arbitrator.

Shareholder Representative

9.09 Shareholder hereby appoints Samsung Electronics, Co., Ltd. as its duly authorized representative to receive all notices and give on behalf of Shareholder all consents and directions under this Agreement (the “Shareholder Representative”). Shareholder may change the Shareholder Representative from time to time by written notice to the Trustee and the Company.

Multiple Shareholders

9.10 If the initial Shareholder transfers one or more Voting Trust Certificates to another person in accordance herewith, such transferee shall become and have all the rights of a “Shareholder” hereunder; provided, however, that after the first such transfer, any and all consents, waivers, or similar actions for which the consent of the Shareholder is required or permitted by this Agreement (including but not limited to agreeing to any amendment to this Agreement), shall be deemed approved or taken by all Shareholders if the Trustee receives the written consent thereto from Shareholders who are the registered owners of Voting Trust Certificates representing a majority of the Shares represented by all then outstanding Voting Trust Certificates. The foregoing shall not be construed as limiting the freedom of action of any Shareholder with respect to exercising the rights granted herein to transfer Voting Trust Certificates or sell Shares.

Execution

Executed on June 9, 2000 at Austin, Texas.

Samsung Electronics Co., Ltd.

By:	/s/ Chang Gyn Hwang

Title:	Executive V.P. & CEO

Staktek Corporation

By:	/s/ James W. Cady

Title:	President

Trustee

/s/ David G. Boone

Name:	David G. Boone

EXHIBIT A

VOTING TRUST CERTIFICATE

Staktek Corporation. (“Company”)

Certificate Number 01

                     Shares

This certifies that the undersigned Trustee has received certificates representing              shares of common stock, $.01 par value, in Staktek Corporation (the “Shares”) from             , referred to in this Certificate as the “Certificate Holder,” duly endorsed to the undersigned Trustee on the following terms and conditions:

Rights of Certificate Holders

1. The Certificate Holder hereby accepts and ratifies all of the terms, conditions, and covenants of the Voting Trust Agreement executed on             , 2000. The Voting Trust Agreement is on file at the office of the Company at 8900 Shoal Creek, Austin, Texas 78757, and is incorporated by reference in this Certificate. The Certificate Holder possesses and is entitled to exercise only those rights related to the Shares that are reserved to Certificate Holder in the Voting Trust Agreement.

Rights of Trustee

2. The undersigned Trustee during the term of the Voting Trust Agreement is the legal owner of the Shares for all purposes and has the right, among other rights, to vote the Shares in accordance with the Voting Trust Agreement on all matters related to the Company. Reference is made to the full text of the Voting Trust Agreement, all terms and provisions of which are hereby incorporated herein for all purposes.

Dividends and Distributions

3. The Certificate Holder is entitled to receive, subject to the limitations in the Voting Trust Agreement, all dividends or other distributions of the Company received by the undersigned Trustee except that in the event of share dividends or shares issued in respect of a stock split or other recapitalization, the Trustee shall receive and hold the shares so distributed or issued pursuant to the terms of the Voting Trust Agreement.

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Termination

4. The Voting Trust Agreement may be terminated in whole or in part only as provided therein. In such event, and only as to the Shares affected by such termination, the Trustee shall, upon surrender of this Voting Trust Certificate, issue to the registered holder hereof. certificates for the number of Shares then represented by this Certificate or the net proceeds in cash or property attributable to such Shares. if the same have been sold or exchanged for cash or other property. In the event that some, but not all of. the Shares are released from the terms of the Voting Trust Agreement, the Trustee shall, upon surrender of this Voting Trust Certificate and the issuance of the released Shares (or cash or other property) as stated above. issue to the Shareholder a new Voting Trust Certificate with respect to the Shares not so released.

Transfer of Certificates

5. This Certificate is transferable during the term of the Voting Trust Agreement only in accordance with the terms thereof.

Dated:

Executed by

                                                     , as trustee under the Voting Trust Agreement referred to above

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EXHIBIT B

ADDENDUM AGREEMENT

Addendum Agreement made this         day of,                 , 2000, by and among David G. Boone, Trustee under that certain Voting Trust Agreement dated as of June         , 2000, among said trustee, Samsung Electronics Co., Ltd. (the “New Shareholder”), and the Corporation (defined below); Staktek Corporation, a Texas corporation (the “Corporation”); and the other shareholders (the “Shareholders”) of the Corporation, who are parties to that certain Shareholders’ Agreement effective as of July 20, 1990 between the Corporation and the Shareholders and the respective spouses of certain of the Shareholders, as such agreement may be amended from time to time (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Corporation and the Shareholders and the respective spouses of certain of the Shareholders entered into the Agreement to impose certain restrictions and obligations upon themselves and certain of the shares of capital stock (the “Stock”) of the Corporation;

WHEREAS, the New Shareholder desires to become a shareholder of the Corporation; and

WHEREAS, the Corporation and the Shareholders have required in the Agreement that all persons being offered Stock must enter into an Addendum Agreement binding the New Shareholder and the new Shareholder’s spouse to the Agreement to the same extent as if they were original parties thereto, so as to promote the mutual interests of the Corporation, the Shareholders and the New Shareholder by imposing the same restrictions and obligations on the New Shareholder and the Stock to be acquired by the New Shareholder as are imposed upon the Shareholders under the Agreement,

WHEREAS, the Stock acquired by the New Shareholder has the designation as described in the Agreement as set forth below:

Number of Shares	Designation

NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of Stock in the Corporation, the New Shareholder and the spouse of the New Shareholder (if any) acknowledge that they have read the Agreement. The New Shareholder and the spouse of the New Shareholder (if any) acknowledge that the Share designations set forth above are true and correct in all respects. The New Shareholder and the spouse of the New

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Shareholder (if any) hereby agree that they shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if they were signatories to the Agreement.

This Addendum Agreement shall be attached to and become a part of the Agreement.

  David G. Boone, Trustee

Agreed to on behalf of the Shareholders and the Corporation pursuant to Paragraph 13(j) of the Agreement.

STAKTEK CORPORATION

By:

                                                       , President

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EXHIBIT C

ADDENDUM AGREEMENT

Addendum Agreement made this          day of             , 2000, by and among              (the “New Shareholder”), the New Shareholder’s spouse (if any), Staktek Corporation, a Texas corporation (the “Corporation”), and the other shareholders (the “Shareholders”) of the Corporation, who are parties to that certain Shareholders’ Agreement effective as of July 20, 1990 between the Corporation and the Shareholders and the respective spouses of certain of the Shareholders, as such agreement may be amended from time to time (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Corporation and the Shareholders and the respective spouses of certain of the Shareholders entered into the Agreement to impose certain restrictions and obligations upon themselves and certain of the shares of capital stock (the “Stock”) of the Corporation;

WHEREAS, the New Shareholder desires to become a shareholder of the Corporation; and

WHEREAS, the Corporation and the Shareholders have required in the Agreement that all persons being offered Stock must enter into an Addendum Agreement binding the New Shareholder and the new Shareholder’s spouse to the Agreement to the same extent as if they were original parties thereto, so as to promote the mutual interests of the Corporation, the Shareholders and the New Shareholder by imposing the same restrictions and obligations on the New Shareholder and the Stock to be acquired by the New Shareholder as are imposed upon the Shareholders under the Agreement,

WHEREAS, the Stock acquired by the New Shareholder has the designation as described in the Agreement as set forth below:

Number of Shares	Designation

NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of Stock in the Corporation, the New Shareholder and the spouse of the New Shareholder (if any) acknowledge that they have read the Agreement. The New Shareholder and the spouse of the New Shareholder (if any) acknowledge that the Share designations set forth above are true and correct in all respects. The New Shareholder and the spouse of the New Shareholder (if any) hereby agree that they shall be bound by, and shall have the benefit of, all the

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terms and conditions set out in the Agreement to the same extent as if they were signatories to the Agreement.

This Addendum Agreement shall be attached to and become a part of the Agreement.

Spouse

Agreed to on behalf of the Shareholders and the Corporation pursuant to Paragraph 13(j) of the Agreement.

STAKTEK CORPORATION

By:

President

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EXHIBIT B

TENDER AGREEMENT AND ESCROW AGREEMENT

SEE TAB NO. 6

ESCROW AND TENDER AGENT AGREEMENT

THIS ESCROW AND TENDER AGENT AGREEMENT (as the same may be amended or modified from time to time, this “Agreement”) is made and entered into as of June 9, 2000 among Staktek Corporation, a Texas Corporation (“Staktek”), Samsung Electronics Co., Ltd., a Korean corporation, (“Samsung”), and CHASE BANK OF TEXAS, N.A., a national banking association with its principal offices in Houston, Harris County, Texas, as escrow and tender agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, as part of an Agreement dated as of June 1, 2000 (the “Transaction Agreement”) among Staktek, Samsung Electronics Co., Ltd., and Samsung Semiconductor, Inc. (“SSI”), Samsung has offered to purchase shares of Staktek common stock, $.01 par value (“Staktek Stock”) from shareholders of Staktek who tender Staktek Stock in accordance with the terms of such offer (the “Tendering Shareholders”);

WHEREAS, Staktek and Samsung have requested the Agent to perform the duties set forth herein, and, subject to the terms and conditions hereof, the Agent has agreed so to do;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Appointment of Agent. Staktek and Samsung hereby appoint the Agent as the escrow and tender agent under this Agreement for the benefit of the parties hereto and the Tendering Shareholders, as their respective interests may appear, and Agent hereby accepts such appointment.

2. Joint Instructions. As used herein, references to “joint instructions” from Samsung and Staktek or action taken “jointly” by Staktek and Samsung means a written instruction or other document signed in one or more counterparts by Staktek and Samsung.

3. Mailing to Shareholders. Staktek and Samsung intend to deliver to the Agent certain documents which will be identified in a joint instruction from Samsung and Staktek to the Agent as comprising the “Tender Offer Documentation.” Staktek shall deliver to the Agent addresses (or preprinted mailing labels) of individuals determined by Staktek to be eligible to receive the Tender Offer Documentation (“Offerees”) along with shipping instructions. Upon receiving the joint authorization of Samsung and Staktek, the Agent shall mail, by U.S. Express Mail or Federal Express as directed by Staktek, the Tender Offer Documentation to each Offeree.

4. Responses. The Agent acknowledges that the Offerees will be instructed to send their responses to the Tender Offer Documentation directly to the Agent, at the Agent’s Austin address. The Agent shall collect and hold in safekeeping all correspondence from Offerees until release is authorized pursuant to Section 5. The Agent shall permit Samsung and Staktek to inspect such correspondence from the Offerees. Such inspections shall be during regular business hours, upon reasonable advance notice to the Agent.

5. Receipt and Disbursement of Funds. Upon satisfaction of the conditions set forth in the Transaction Agreement, Samsung will make a deposit with the Agent (such initial deposit together with the earnings thereon, the “Deposit”) an amount of money sufficient to pay the

1

purchase price of all Staktek Stock that Samsung is obligated to purchase from Tendering Shareholders. The Agent shall hold the Deposit in trust for the benefit of the Tendering Shareholders in a segregated fund, invest it as jointly directed by Staktek and Samsung and, upon receipt of a joint direction from Samsung and Staktek, disburse from the Deposit the amounts specified in such joint direction to the payees specified therein. When all such disbursements have been made, the Agent shall disburse the remainder of the Deposit to Samsung.

6. Tax Matters. The Agent shall be furnished all taxpayer identification numbers documented by an appropriate Form W 8 or Form W 9 that are provided by Tendering Shareholders. The Agent shall issue Form 1099s to the Tendering Shareholders and, to the extent required by law, may withhold tax on any payments to Tendering Shareholders, as required by law. Any payments of income shall also be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

7. Scope of Undertaking. Agent’s duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to Staktek or Samsung. Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence. It is the intention of the parties hereto that Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

8. Reliance; Liability. Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Agreement; provided, however, that in no event shall Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Agent’s fee hereunder and provided, further, that Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any other party or any agent or correspondent or any other person selected by Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or

2

execution hereof or for the identity or authority of any person executing this Agreement or any part hereof or depositing the Deposit.

9. Right of Interpleader. Should any controversy arise involving Samsung, Staktek and the Agent or any other person, firm or entity with respect to this Agreement or the Deposit, or should a substitute the Agent fail to be designated as provided in Section 16 hereof, or if the Agent should be in doubt as to what action to take, the Agent shall have the right, but not the obligation, either to (a) withhold disbursement of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any .court of competent jurisdiction to determine the rights of the parties hereto. In the event the Agent is a party to any dispute, the Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should the Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement or the Deposit, Staktek and Samsung hereby agree, jointly and severally, to reimburse the Agent for its attorneys’ fees and any and all other expenses, losses, costs and damages incurred by the Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder. Each of Staktek and Samsung agree to contribute half of the funds necessary to comply with the reimbursement obligation of this Section 9.

10. Indemnification. Staktek and Samsung, jointly and severally, hereby agree to indemnify the Agent, its officers, directors, partners, employees and agents (each herein called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys’ fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. Each of Staktek and Samsung agree to contribute half of the funds necessary to comply with the indemnification obligation of this Section 10.

11. Compensation and Reimbursement of Expenses. Samsung hereby agrees to pay the Agent for its services hereunder in accordance with the Agent’s fee schedule attached hereto as Schedule A and to pay all expenses incurred by the Agent in connection with the performance of its duties hereunder and otherwise in connection with the preparation, operation and administration of this Agreement, including, without limitation, attorneys’ fees, brokerage costs and related expenses incurred by the Agent. Notwithstanding, the foregoing, Staktek shall reimburse the Agent for its cost of mailing the Tender Offer Documentation to the Offerees.

12. Funds Transfer. In the event funds transfer instructions are given by Tendering Shareholders, whether in writing, by telefax, or otherwise, the Agent is authorized to seek confirmation of such instructions by telephone call-back to the persons set forth in a schedule to be prepared by Staktek and delivered to the Agent, and the Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

It is understood that the Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the Tendering Shareholders, as furnished to the Agent by Staktek, to identify (i) the beneficiary, (ii) the

3

beneficiary’s bank, or (iii) an intermediary bank. The Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank, designated.

13. Notices. Any notice or other communication required or permitted to be given under this Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

If to the Agent;

Chase Bank of Texas, National Association

700 Lavaca, 5th Floor

Austin, TX 78701

Attn: Mr. Cary Gilliam

CMFS/Escrow Section

Telephone: (512) 479-2575

Facsimile: (512) 479-2553

Question: Are there different contact points for funds and deliveries of documents?]

If to Staktek:

Staktek Corporation

8900 Shoal Creek

Austin, Texas 78757

Attention: David Boone

Telefax No.: (512) 454-2598

Telephone No.: (512) 454-9531

If to Samsung;

Samsung Semiconductor, Inc.

3655 North First Street

San Jose, California 95134-1713

Attention: Bradford Anderson

Telefax No.: 408-544-4914

Telephone No.: 408-544-4110

With Copy to:

Ed Molter

Brobeck Phleger & Harrison

301 Congress Avenue, Suite 1200

Austin, Texas 78701

Telefax No.: (512) 477-5813

Telephone No.: (512) 477-5495

4

Delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other parry or parties hereto in the manner provided in this section.

14. Consultation with Legal Counsel. The Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15. Choice of Laws, Cumulative Rights. This Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of the Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Agreement shall be Travis County, Texas, and Samsung and Staktek hereby consent, and submit themselves, to the jurisdiction of any state or federal court sitting in Travis County, Texas.

16. Resignation. The Agent may resign hereunder upon ten (10) days’ prior notice to Samsung and Staktek. Upon the effective date of such resignation, the Agent shall deliver the Deposit to any substitute agent designated jointly by Staktek and Samsung. If those parties fail to designate a substitute agent within ten (10) days after the giving of such notice, the Agent may institute a petition for interpleader. The Agent’s sole responsibility after such 10-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Agent’s obligations hereunder shall cease and terminate.

17. Assignment. This Agreement shall not be assigned by Staktek or Samsung without the prior written consent of the Agent (such assigns of Staktek or Samsung to which the Agent consents, if any, and the Agent’s permitted assigns being hereinafter referred to collectively as “Permitted Assigns”).

18. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19. Amendment and Termination. This Agreement may be amended only with the written consent of Staktek, Samsung and the Agent. This Agreement shall terminate upon the disbursement of the Deposit in full in accordance with the terms hereof; provided. however, that in the event all fees, expenses, costs and other amounts required to be paid to the Agent hereunder are not fully and finally paid prior to termination, the provisions of Sections 11 hereof shall survive the termination hereof and, provided further, that the last sentence of Section 9 hereof and the provisions of Section 10 hereof shall, in any event, survive the termination hereof.

20. General. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and any affidavit, certificate, instrument, agreement or other

5

document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and none of Samsung, Staktek or the Agent has relied on any representations or agreements of the other, except as specifically set forth in this Agreement. This Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Agreement is for the sole and exclusive benefit of the Agent, Samsung, Staktek and the Tendering Shareholders, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

STAKTEK CORPORATION

By:
Name:
Title:
“Staktek”

SAMSUNG

By:
Name:
Title:
“Samsung”

CHASE BANK OF TEXAS, N.A.

By:
Name:
Title:
“Agent”

6

Schedule A

Fees of Chase

$17,500 plus out-of-pocket costs and expenses.

1

EXHIBIT C

EQUIPMENT LIST

0720 Capital Equipment Model

SUMMARY

Required UPH	1000	2000	3000	4000	5000
Utilization	85%	85%	85%	85%	85%
1st Pass Yield Loss	1%	1%	1%	1%	1%
Rework Yield Loss	30%	30%	30%	30%	30%
QC Sample Size	100%	100%	100%	100%	100%
Capital Equipment (K$)	8224	14181	20831	27114	34388
Estimated Equip SF	14954	20845	29365	38428	46947

0720 Capital Equipment Model

0720 Capital Equipment Model

PARAMETERS
Required UPH	1000
Utilization	85%
1st Pass Yield Loss	1%
Rework Yield Loss	30%

					Raw		Adjusted		Cost (K$)
Tool/Operation	UPH	Ineff	UPH	Vol %	Tools	Util	Tools	Util	Each	Total
Level I
GPAX	2060	20%	1648	101%	1	62%	1	62%	16	16
Flexformer	1086	20%	869	101%	2	58%	2	58%	250	500
Flex QC	947	20%	758	101%	2	67%	2	67%	1.5	3

Front End
Plasma Clean PX-1000	1728	26%	1277	101%	1	79%	1	79%	60	60
Stack & Tack	480	25%	360	100%	3	93%	4	69%	340	1360
Assembly QC	440	20%	352	24%	1	69%	1	69%	1.5	1.5
Corfin LRT-3000	1234	20%	987	103%	2	52%	2	52%	310	620
Electrovert Aquastorm 200	23040	20%	18432	108%	1	6%	1	6%	70	70
Solder QC (1st)	165	20%	132	105%	8	99%	10	80%	1.5	1.5
Solder ILR	70	20%	56	5%	1	89%	2	45%	1.5	3
Solder QA Audit	140	20%	112	6%	1	54%	1	54%	1.5	1.5

Back End
Markem 1480	3600	30%	2520	103%	1	41%	1	41%	468	468
HP 83K - 1st & 2nd Pass	2055	30%	1439	102%	1	71%	1	71%	3700	3700
HP 82K - 3rd Pass	120	20%	96	3%	1	36%	1	36%	250	250
Final QC (1)	240	20%	192	106%	6	92%	7	79%	1.5	10.5
Final QC ILR	144	40%	86	1%	1	12%	1	12%	1.5	1.5
Final QA Audit	240	20%	192	6%	1	32%	1	32%	1.5	1.5
STI 4070	1500	30%	1050	108%	2	51%	2	51%	285	570
Lead Repair	62	20%	50	6%	2	61%	2	61%	1.5	3
Despatch LND 1-42	2160	50%	1080	107%	1	99%	2	50%	3.5	7
Ismeca MP-400	4000	50%	2000	107%	1	53%	1	53%	280	280
Ismeca ILR	62	20%	50	5%	2	51%	2	51%	1.5	3

Rework (or related New Build Tool)
Quad Splitter	150	35%	98	1%	1	15%	1	15%	10	10
Adhesive Removal	164	20%	131	1%	1	11%	1	11%	1.5	1.5
Desolder (Front End LRT-3000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Wash (Front End Electrovert)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Despatch (Back End LND 1-42)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Lead Straighten	60	20%	48	2%	1	33%	1	33%	1.5	1.5
STI 4060	1100	50%	550	1%	1	3%	1	3%	150	150
Package Inspection	190	20%	152	1%	1	9%	1	9%	1.5	1.5
Plasma Clean (Front End PX-1000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Rwrk Auto Assembly	160	20%	128	1%	1	11%	1	11%	110	110
Assembly QC	440	20%	352	1%	1	4%	1	4%	1.5	1.5

									TOTAL	8223.5

0720 Capital Equipment Model

PARAMETERS
Required UPH	2000
Utilization	85%
1st Pass Yield Loss	1%
Rework Yield Loss	30%

					Raw		Adjusted		Cost (K$)
Tool/Operation	UPH	Ineff	UPH	Vol %	Tools	Util	Tools	Util	Each	Total
Level I
GPAX	2060	20%	1648	101%	2	62%	2	62%	16	32
Flexformer	1086	20%	869	101%	3	78%	3	78%	250	750
Flex QC	947	20%	758	101%	3	89%	4	67%	1.5	6

Front End
Plasma Clean PX-1000	1728	26%	1277	101%	2	79%	2	79%	60	120
Stack & Tack	480	25%	360	100%	6	93%	7	79%	340	2380
Assembly QC	440	20%	352	24%	2	69%	2	69%	1.5	3
Corfin LRT-3000	1234	20%	987	103%	3	69%	3	69%	310	930
Electrovert Aquastorm 200	23040	20%	18432	108%	1	12%	1	12%	70	70
Solder QC (1st)	165	20%	132	105%	16	99%	19	84%	1.5	28.5
Solder ILR	70	20%	56	5%	2	89%	3	60%	1.5	4.5
Solder QA Audit	140	20%	112	6%	2	54%	2	54%	1.5	3

Back End
Markem 1480	3600	30%	2520	103%	1	82%	1	82%	468	468
HP 83K - 1st & 2nd Pass	2055	30%	1439	102%	2	71%	2	71%	3700	7400
HP 82K - 3rd Pass	120	20%	96	3%	1	73%	1	73%	250	250
Final QC (1)	240	20%	192	106%	12	92%	13	85%	1.5	19.5
Final QC ILR	144	40%	86	1%	1	23%	1	23%	1.5	1.5
Final QA Audit	240	20%	192	6%	1	63%	1	63%	1.5	1.5
STI 4070	1500	30%	1050	108%	3	68%	3	68%	285	855
Lead Repair	62	20%	50	6%	3	82%	3	82%	1.5	4.5
Despatch LND 1-42	2160	50%	1080	107%	2	99%	3	66%	3.5	10.5
Ismeca MP-400	4000	50%	2000	107%	2	53%	2	53%	280	560
Ismeca ILR	62	20%	50	5%	3	68%	3	68%	1.5	4.5

Rework (or related New Build Tool)
Quad Splitter	150	35%	98	1%	1	29%	1	29%	10	10
Adhesive Removal	164	20%	131	1%	1	22%	1	22%	1.5	1.5
Desolder (Front End LRT-3000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Wash (Front End Electrovert)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Despatch (Back End LND 1-42)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Lead Straighten	60	20%	48	2%	1	65%	1	65%	1.5	1.5
STI 4060	1100	50%	550	1%	1	5%	1	5%	150	150
Package Inspection	190	20%	152	1%	1	19%	1	19%	1.5	1.5
Plasma Clean (Front End PX-1000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Rwrk Auto Assembly	160	20%	128	1%	1	22%	1	22%	110	110
Assembly QC	440	20%	352	1%	1	8%	1	8%	1.5	1.5

									TOTAL	14181

0720 Capital Equipment Model

PARAMETERS
Required UPH	3000
Utilization	85%
1st Pass Yield Loss	1%
Rework Yield Loss	30%

					Raw		Adjusted		Cost (K$)
Tool/Operation	UPH	Ineff	UPH	Vol %	Tools	Util	Tools	Util	Each	Total
Level I
GPAX	2060	20%	1648	101%	2	92%	3	62%	16	48
Flexformer	1086	20%	869	101%	4	88%	5	70%	250	1250
Flex QC	947	20%	758	101%	5	80%	5	80%	1.5	7.5

Front End
Plasma Clean PX-1000	1728	26%	1277	101%	3	79%	3	79%	60	180
Stack & Tack	480	25%	360	100%	9	93%	10	83%	340	3400
Assembly QC	440	20%	352	24%	3	69%	3	69%	1.5	4.5
Corfin LRT-3000	1234	20%	987	103%	4	78%	4	78%	310	1240
Electrovert Aquastorm 200	23040	20%	18432	108%	1	18%	1	18%	70	70
Solder QC (1st)	165	20%	132	105%	24	99%	29	82%	1.5	43.5
Solder ILR	70	20%	56	5%	3	89%	4	67%	1.5	6
Solder QA Audit	140	20%	112	6%	2	80%	2	80%	1.5	3

Back End
Markem 1480	3600	30%	2520	103%	2	61%	2	61%	468	936
HP 83K - 1st & 2nd Pass	2055	30%	1439	102%	3	71%	3	71%	3700	11100
HP 82K - 3rd Pass	120	20%	96	3%	2	54%	2	54%	250	500
Final QC (1)	240	20%	192	106%	17	97%	20	83%	1.5	30
Final QC ILR	144	40%	86	1%	1	35%	1	35%	1.5	1.5
Final QA Audit	240	20%	192	6%	1	95%	2	48%	1.5	3
STI 4070	1500	30%	1050	108%	4	77%	4	77%	285	1140
Lead Repair	62	20%	50	6%	4	92%	5	74%	1.5	7.5
Despatch LND 1-42	2160	50%	1080	107%	3	99%	4	74%	3.5	14
Ismeca MP-400	4000	50%	2000	107%	2	80%	2	80%	280	560
Ismeca ILR	62	20%	50	5%	4	77%	4	77%	1.5	6

Rework (or related New Build Tool)
Quad Splitter	150	35%	98	1%	1	44%	1	44%	10	10
Adhesive Removal	164	20%	131	1%	1	33%	1	33%	1.5	1.5
Desolder (Front End LRT-3000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Wash (Front End Electrovert)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Despatch (Back End LND 1-42)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Lead Straighten	60	20%	48	2%	1	98%	2	49%	1.5	3
STI 4060	1100	50%	550	1%	1	8%	1	8%	150	150
Package Inspection	190	20%	152	1%	1	28%	1	28%	1.5	1.5
Plasma Clean (Front End PX-1000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Rwrk Auto Assembly	160	20%	128	1%	1	33%	1	33%	110	110
Assembly QC	440	20%	352	1%	1	12%	1	12%	1.5	1.5

									TOTAL	20831

0720 Capital Equipment Model

PARAMETERS
Required UPH	4000
Utilization	85%
1st Pass Yield Loss	1%
Rework Yield Loss	30%

					Raw		Adjusted		Cost (K$)
Tool/Operation	UPH	Ineff	UPH	Vol %	Tools	Util	Tools	Util	Each	Total
Level I
GPAX	2060	20%	1648	101%	3	82%	3	82%	16	48
Flexformer	1086	20%	869	101%	5	93%	6	78%	250	1500
Flex QC	947	20%	758	101%	6	89%	7	77%	1.5	10.5

Front End
Plasma Clean PX-1000	1728	26%	1277	101%	4	79%	4	79%	60	240
Stack & Tack	480	25%	360	100%	12	93%	14	79%	340	4760
Assembly QC	440	20%	352	24%	3	92%	4	69%	1.5	6
Corfin LRT-3000	1234	20%	987	103%	5	83%	5	83%	310	1550
Electrovert Aquastorm 200	23040	20%	18432	108%	1	23%	1	23%	70	70
Solder QC (1st)	165	20%	132	105%	32	99%	38	84%	1.5	57
Solder ILR	70	20%	56	5%	4	89%	5	71%	1.5	7.5
Solder QA Audit	140	20%	112	6%	3	71%	3	71%	1.5	4.5

Back End
Markem 1480	3600	30%	2520	103%	2	82%	2	82%	468	936
HP 83K - 1st & 2nd Pass	2055	30%	1439	102%	3	95%	4	71%	3700	14800
HP 82K - 3rd Pass	120	20%	96	3%	2	73%	2	73%	250	500
Final QC (1)	240	20%	192	106%	23	96%	26	85%	1.5	39
Final QC ILR	144	40%	86	1%	1	46%	1	46%	1.5	1.5
Final QA Audit	240	20%	192	6%	2	63%	2	63%	1.5	3
STI 4070	1500	30%	1050	108%	5	82%	5	82%	285	1425
Lead Repair	62	20%	50	6%	5	98%	6	82%	1.5	9
Despatch LND 1-42	2160	50%	1080	107%	4	99%	5	79%	3.5	17.5
Ismeca MP-400	4000	50%	2000	107%	3	71%	3	71%	280	840
Ismeca ILR	62	20%	50	5%	5	82%	5	82%	1.5	7.5

Rework (or related New Build Tool)
Quad Splitter	150	35%	98	1%	1	59%	1	59%	10	10
Adhesive Removal	164	20%	131	1%	1	44%	1	44%	1.5	1.5
Desolder (Front End LRT-3000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Wash (Front End Electrovert)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Despatch (Back End LND 1-42)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Lead Straighten	60	20%	48	2%	2	65%	2	65%	1.5	3
STI 4060	1100	50%	550	1%	1	10%	1	10%	150	150
Package Inspection	190	20%	152	1%	1	38%	1	38%	1.5	1.5
Plasma Clean (Front End PX-1000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Rwrk Auto Assembly	160	20%	128	1%	1	45%	1	45%	110	110
Assembly QC	440	20%	352	1%	1	16%	1	16%	1.5	1.5

									TOTAL	27114

0720 Capital Equipment Model

PARAMETERS
Required UPH	5000
Utilization	85%
1st Pass Yield Loss	1%
Rework Yield Loss	30%

					Raw		Adjusted		Cost (K$)
Tool/Operation	UPH	Ineff	UPH	Vol %	Tools	Util	Tools	Util	Each	Total
Level I
GPAX	2060	20%	1648	101%	4	77%	4	77%	16	64
Flexformer	1086	20%	869	101%	6	97%	7	83%	250	1750
Flex QC	947	20%	758	101%	7	96%	8	84%	1.5	12

Front End
Plasma Clean PX-1000	1728	26%	1277	101%	4	99%	5	79%	60	300
Stack & Tack	480	25%	360	100%	14	99%	17	82%	340	5780
Assembly QC	440	20%	352	24%	4	87%	5	69%	1.5	7.5
Corfin LRT-3000	1234	20%	987	103%	6	87%	7	74%	310	2170
Electrovert Aquastorm 200	23040	20%	18432	108%	1	29%	1	29%	70	70
Solder QC (1st)	165	20%	132	105%	40	99%	47	85%	1.5	70.5
Solder ILR	70	20%	56	5%	5	89%	6	74%	1.5	9
Solder QA Audit	140	20%	112	6%	3	89%	4	67%	1.5	6

Back End
Markem 1480	3600	30%	2520	103%	3	68%	3	68%	468	1404
HP 83K - 1st & 2nd Pass	2055	30%	1439	102%	4	89%	5	71%	3700	18500
HP 82K - 3rd Pass	120	20%	96	3%	2	91%	3	61%	250	750
Final QC (1)	240	20%	192	106%	28	99%	33	84%	1.5	49.5
Final QC ILR	144	40%	86	1%	1	58%	1	58%	1.5	1.5
Final QA Audit	240	20%	192	6%	2	79%	2	79%	1.5	3
STI 4070	1500	30%	1050	108%	6	85%	7	73%	285	1995
Lead Repair	62	20%	50	6%	7	88%	8	77%	1.5	12
Despatch LND 1-42	2160	50%	1080	107%	5	99%	6	83%	3.5	21
Ismeca MP-400	4000	50%	2000	107%	3	89%	4	67%	280	1120
Ismeca ILR	62	20%	50	5%	6	85%	7	73%	1.5	10.5

Rework (or related New Build Tool)
Quad Splitter	150	35%	98	1%	1	73%	1	73%	10	10
Adhesive Removal	164	20%	131	1%	1	54%	1	54%	1.5	1.5
Desolder (Front End LRT-3000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Wash (Front End Electrovert)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Despatch (Back End LND 1-42)	N/A	N/A	N/A	3%	N/A	N/A	N/A	N/A	N/A	0
Lead Straighten	60	20%	48	2%	2	82%	2	82%	1.5	3
STI 4060	1100	50%	550	1%	1	13%	1	13%	150	150
Package Inspection	190	20%	152	1%	1	47%	1	47%	1.5	1.5
Plasma Clean (Front End PX-1000)	N/A	N/A	N/A	1%	N/A	N/A	N/A	N/A	N/A	0
Rwrk Auto Assembly	160	20%	128	1%	1	56%	1	56%	110	110
Assembly QC	440	20%	352	1%	1	20%	1	20%	1.5	1.5

									TOTAL	34388

EXHIBIT D

LEGAL OPINION

Exhibit D

1.	Staktek is a Texas corporation duly organized and existing under Texas law.

2.

Staktek has authorized a total of 6,000,000 shares of common stock, $0.01 par value, and 4,895,857 shares of preferred stock, $0.01 par value (“Common Stock”), of which, after giving effect to the exercise of options made by Offerees as of [submittal deadline],              shares of Common Stock and no shares of preferred stock are duly authorized, validly issued, fully paid and nonassessable, none of which shares of outstanding Common Stock were issued in violation of the preemptive rights of any person.

3.

After giving effect to the exercise of options made by Offerees as of [submittal deadline], the total number of shares of Common Stock subject to outstanding options is             , and to our knowledge there are no other outstanding options, rights, warrants or convertible or other similar securities pertaining to the Common Stock.

4.

We have compared the [submittal documentation] submitted by Tendering Shareholders to the information contained in Staktek’s stock ownership and transfer records. Except as specified in Exhibit A hereto, each of the persons purporting to be a Tendering Shareholder also appeared as the record owner of a number of shares of Common Stock not less than the number of shares tendered.

5.

Staktek is not a party to, and we have no knowledge of, any agreement other than the Second Amended and Restated Shareholders Agreement and the Voting Trust Agreement that would impose any restriction or obligation on Samsung to vote or not vote the Purchased Stock or sell or transfer the Purchased Stock.